News Release

Contact:
Investors	Media
Greg Ketron	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

January 19, 2007

SunTrust Reports Record Earnings For 2006, Up 7% From 2005

Company Announces Plan to Realize $400 Million in Cost Savings through E2 Initiative,

Designed to Achieve Greater Efficiency and Productivity

ATLANTA— SunTrust Banks, Inc. (NYSE: STI) today reported record earnings for 2006. For the full-year of 2006, net income available to common shareholders was a record $2,134.8 million, up 7% from $1,987.2 million in 2005, and net income per average common diluted share was $5.88, up 7% from $5.47 in 2005. Net income available to common shareholders for the fourth quarter of 2006 was $523.6 million, up 1% from $518.5 million in the fourth quarter of 2005. Net income per average common diluted share was $1.46, up 2% from $1.43 in the fourth quarter of 2005.

“Despite the challenging operating environment in 2006 and in particular the second-half of the year we were able to grow our earnings per share by 7% over 2005. Loans, deposits and our customer base continued to grow in 2006, reflective of our intense focus on sales and client service. As the year progressed and market conditions became increasingly difficult, we were able to offset the negative impact this had on net interest income with strong fee income growth and by ratcheting up expense control. We also instituted our efficiency and productivity program in the second half of 2006, which will yield significant benefits over the next several years. The efficiency and productivity initiatives, coupled with our sales and service focus and strong credit culture, should provide momentum going into 2007 and beyond,” James M. Wells III, President and Chief Executive Officer of SunTrust noted. Mr. Wells became the Chief Executive Officer effective January 1, 2007, succeeding L. Phillip Humann, who remains the Executive Chairman of the Company.

In connection with reporting its 2006 earnings, SunTrust detailed its company-wide efficiency and productivity initiative, named “E2 (pronounced E-squared) – Excellence in Execution.” The E2 initiative, which encompasses both existing and planned efforts, involves identifying and realizing efficiency and productivity opportunities related to corporate real estate, supplier management, offshoring and outsourcing, process reengineering and a structured organizational review. SunTrust’s estimate of cost saves attributable to the E2 initiative is $400 million by the end of 2009. The goal for cost saves in 2007 is $135 million.

“The E2 program complements our well-established focus on sales, cross-sales and the optimal client experience. We are confident that SunTrust will emerge from the program as a more efficient and productive organization and that our sales and client experience successes coupled with enhanced efficiency and productivity will create powerful operating leverage for the future,” Mr. Wells said.

Fourth Quarter and Full-Year 2006 Consolidated Highlights

	4th Quarter	4th Quarter	%	Full Year	Full Year	%
	2006	2005	Change	2006	2005	Change
Income Statement
(Dollars in millions, except per share data)
Net income available to common shareholders	$523.6	$518.5	1%	$2,134.8	$1,987.2	7%

Net income per average common diluted share	1.46	1.43	2%	5.88	5.47	7%
Revenue – fully taxable-equivalent	2,067.7	2,005.0	3%	8,216.8	7,809.5	5%

Noninterest income	882.6	797.9	11%	3,468.4	3,155.0	10%
Noninterest income before net gains/losses on securities, sale of RCM assets and corporate Bond Trustee business	847.2	797.3	6%	3,406.1	3,138.8	9%

Noninterest expense	1,233.8	1,206.9	2%	4,879.9	4,690.7	4%
Noninterest expense before loss on extinguishment of debt and merger expense	1,222.1	1,200.4	2%	4,868.2	4,592.1	6%

Balance Sheet
(Dollars in billions)
Average loans	$121.4	$113.8	7%	$119.6	$108.7	10%
Average consumer and commercial deposits	98.6	95.3	3%	97.2	93.4	4%

Capital
Tier 1 capital ratio (1)	7.65%	7.01%
Total average shareholders’ equity to total average assets	9.96%	9.60%
Tangible equity to tangible assets	6.05%	5.56%

Asset Quality
Net charge-offs to average loans (annualized)	0.29%	0.17%		0.15%	0.18%
Nonperforming loans to total loans	0.55%	0.26%

(1) Current period tier 1 capital ratio is estimated as of the earnings release date.

•	Net income available to common shareholders increased 1% and net income per average common diluted share increased 2% from the fourth quarter of 2005, due mainly to noninterest income growth and effective expense control. Full-year net income available to common shareholders increased 7% and net income per average common diluted share increased 7% from 2005, driven by strong noninterest income growth and increasingly effective expense control in the second-half of 2006.
•	Fully taxable-equivalent revenue increased 3% from the fourth quarter of 2005. Excluding net securities gains and losses the increase was 1%. Full-year revenue growth was 5% from 2005.
•	Noninterest income growth was 11% from the fourth quarter of 2005. Excluding net securities gains and losses the growth was 6%. Strong growth in mortgage production-related, retail investment services, investment banking, and card fee income drove the increase. Full-year noninterest income growth was 10% from 2005. Excluding net securities gains and losses and the gains on sale of RCM assets and the corporate Bond Trustee business the growth was 9%. A number of areas drove the growth on a full-year basis, with mortgage production and servicing-related fees leading the way.
•	Noninterest expense increased 2% from the fourth quarter of 2005 resulting primarily from effective expense control initiatives implemented in the second-half of 2006. On a full-year basis, noninterest expense before the loss on extinguishment of debt and merger expense increased 6% from 2005. The expense control initiatives slowed expense growth in the second-half of 2006. Noninterest expense before the loss on extinguishment of debt and merger expense grew 10% in the first six months of 2006 from the same period in 2005 and only 3% in the last six months of 2006 from the same period of 2005.

•	Total average loans increased 7% and total average consumer and commercial deposits increased 3% from the fourth quarter of 2005. For the full-year, total average loans increased 10% and total average consumer and commercial deposits increased 4% from 2005. Loan growth was driven mainly by residential real estate and construction lending. Deposit growth was driven mainly by consumer and other time deposit growth.
•	The tier 1 capital and tangible equity to tangible asset ratios improved as the Company took steps to increase these ratios in 2006, the most significant of which was the capital restructuring program executed in the second-half of 2006. The tier 1 capital ratio improved an estimated 64 basis points from December 31, 2005 to approximately 7.65% as of December 31, 2006, and the tangible equity to tangible asset ratio improved 49 basis points to 6.05% over the same period.
•	Annualized net charge-offs were 0.29% of average loans in the fourth quarter of 2006, up from 0.17% of average loans in the fourth quarter of 2005, largely due to a charge-off taken in the fourth quarter of 2006 associated with the previously disclosed large commercial loan that was placed on nonperforming status in the third quarter of 2006. Full-year net charge-offs as a percent of average loans improved to 0.15% in 2006 compared to 0.18% in 2005.
•	Nonperforming loans to total loans increased from 0.26% as of December 31, 2005 to 0.55% as of December 31, 2006, mainly due to the large commercial loan placed on nonperforming status in the third quarter of 2006 and an increase in residential mortgage nonperforming loans. The increase in residential mortgage nonperforming loans was driven mainly by maturation of this portfolio, and more specifically, in well-collateralized conforming and Alternative A product (“Alt-A”) first mortgage loans.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent revenue was $2,067.7 million for the fourth quarter of 2006, up 3% from the fourth quarter of 2005. Excluding net securities gains and losses, the increase was 1%. On a sequential annualized basis, fully taxable-equivalent revenue increased 7% from the third quarter of 2006. Excluding net securities gains and losses and the net gain on the sale of the corporate Bond Trustee business in the third quarter of 2006, the increase was 4%.

For the twelve months ended December 31, 2006, fully taxable-equivalent revenue was $8,216.8 million, up 5% from the same period in 2005. Excluding net securities gains and losses and the net gain on the sale of RCM assets and the corporate Bond Trustee business, the increase was also 5%.

Net Interest Income

Fully taxable-equivalent net interest income was $1,185.2 million in the fourth quarter of 2006, down 2% from the fourth quarter of 2005. The lack of growth was mainly the result of the flat to inverted yield curve that has persisted over this timeframe, as well as the continued shift in deposit mix away from lower-cost deposit products to consumer and other time deposits. On a sequential annualized basis, fully taxable-equivalent net interest income increased 4% from the third quarter of 2006. Net interest margin increased one basis point from the third quarter of 2006 to 2.94%. These increases were mainly a result of the $3 billion investment portfolio restructuring that occurred in the third quarter and strong growth in NOW accounts during the fourth quarter at rates that were advantageous compared to the wholesale funding rates they replaced. Partially offsetting these increases was the continued shift in deposit mix towards higher cost products, mainly consumer and other time deposits, and the negative impact the flat to inverted yield curve has had on the spread between incremental earning asset growth and the cost of funding the growth.

For the twelve months ended December 31, 2006, fully taxable-equivalent net interest income was $4,748.4 million, up 2% from the same period in 2005. In addition to the aforementioned factors, loan growth also contributed to the increase.

Noninterest Income

Total noninterest income was $882.6 million for the fourth quarter of 2006, up 11% from the fourth quarter of 2005. Excluding net securities gains and losses, the increase was 6%. The increase primarily resulted from double-digit growth in mortgage production-related income, retail investment services income, investment banking income and card fees. These increases were offset primarily by declines in trading account profits and commissions and mortgage servicing-related income. On a sequential annualized basis, noninterest income increased 11% from the third quarter of 2006. Excluding net securities gains and losses and the net gain on the sale of the corporate Bond Trustee business in the third quarter of 2006, the increase was 4%. The increase was driven mainly by growth in investment banking and retail investment services income as well as other charges and fees, partially offset primarily by decreases in mortgage servicing-related income and trading account profit and commissions.

For the twelve months ended December 31, 2006, noninterest income was $3,468.4 million, up 10% from the same period in 2005. Excluding net securities gains and losses and the net gain on the sale of RCM assets and the corporate Bond Trustee business, the increase was 9%. The growth was driven mainly by mortgage production and servicing-related income, card fees, retail investment services income, investment banking income and trust and investment management income offset by decreases in trading account profit and commissions and service charges on deposit accounts.

Noninterest Expense

Total noninterest expense in the fourth quarter of 2006 was $1,233.8 million, up 2% from the fourth quarter of 2005. This included an $11.7 million loss on the extinguishment of debt related to trust preferred debt that was called during the fourth quarter of 2006. The increase in expense reflects certain investments in revenue producing divisions of the Company, including the addition of offices and employees and investment in the infrastructure of the organization to gain greater efficiencies in the future. These increases were offset by decreased marketing and customer development expenses, lower amortization of intangible assets and the absence of merger expense in the fourth quarter of 2006. On a sequential annualized basis, noninterest expense increased 9% from the third quarter of 2006. Excluding the loss on the extinguishment of debt, the increase was 6%. The increase was mainly due to a seasonal increase in marketing and customer development expense and divestiture-related expenses associated with affordable housing properties in the fourth quarter.

For the twelve months ended December 31, 2006, total noninterest expense was $4,879.9 million, up 4% from the same period of 2005. Excluding the loss on extinguishment of debt and merger expense, the increase was 6%. The factors driving the increase were similar to those noted for the fourth quarter of 2006 increase over the fourth quarter of 2005. Increasingly effective expense control slowed the rate of expense growth during 2006. For the first six months of 2006 compared to the same period of 2005, noninterest expense excluding merger expense grew 10%, and for the last six months of 2006 compared to the same period of 2005, noninterest expense excluding the loss on extinguishment of debt and merger expense grew only 3%.

Balance Sheet

As of December 31, 2006, SunTrust had total assets of $182.2 billion. Shareholders’ equity of $17.8 billion as of December 31, 2006 represented 10% of total assets. Book value per common share was $48.85 as of December 31, 2006.

Loans

Average loans for the fourth quarter of 2006 were $121.4 billion, up 7% from the fourth quarter of 2005. Areas driving the growth were residential real estate and construction lending. On a sequential annualized basis, average loans grew 2% from the third quarter of 2006. Residential real estate and construction lending were the primary drivers of the growth, although to a lesser degree than in previous quarters. This is the result of an intentional reduction in the amount of mortgage production committed to the loan portfolio as well as the effect of slowing market trends that have developed in the construction sector. Despite slowing conditions that have affected the residential real estate market, the Company posted record mortgage production and application volumes in the fourth quarter.

On a full-year basis, average loans grew 10% over the same period in 2005, driven by strong double-digit growth in residential real estate, home equity, and construction lending, as well as commercial and commercial real estate lending to a lesser degree.

Deposits

Average consumer and commercial deposits for the fourth quarter of 2006 were $98.6 billion, up 3% from the fourth quarter of 2005. On a sequential annualized basis, average consumer and commercial deposits grew 4% from the third quarter of 2006. The full-year average consumer and commercial deposit growth was also 4% over the same period of 2005. The growth in deposits both year-over-year and on a sequential annualized basis was driven by growth in consumer time and other deposits. Given market conditions and the higher-rate environment, customer preference is for higher-yielding products. This is driving the continuation of the deposit mix shift away from lower-rate products, such as demand deposits, toward higher-rate products, such as time deposits or other alternative investment products that pay higher-rates. Such products include securities sold under agreement to repurchase and off-balance sheet products, such as money market mutual funds.

The Company continues to pursue deposit growth initiatives aimed at product promotions, as well as increasing our presence in specific markets within our footprint.

Capital

The Company completed a capital restructuring program in the second-half of 2006 that involved replacing higher-cost capital with more efficient and cost-effective hybrid capital structures, as well as calling higher-cost, capital inefficient trust preferred securities and replacing them with lower-cost, more efficient enhanced trust preferred securities. The proceeds from the hybrid capital issuances, totaling approximately $1 billion, were used to repurchase $1 billion in common stock, with $871 million repurchased through an accelerated share repurchase initiated in October and the other $126 million through in-market purchases in the third quarter of 2006.

These initiatives have contributed to higher tier 1 capital and tangible equity to tangible asset ratios. The tier 1 capital ratio improved an estimated 64 basis points from December 31, 2005 to approximately 7.65% as of December 31, 2006, and the tangible equity to tangible asset ratio improved 49 basis points to 6.05% over the same period.

Asset Quality

Annualized net charge-offs in the fourth quarter of 2006 were 0.29% of average loans, up from 0.12% in the third quarter of 2006 and 0.17% in the fourth quarter of 2005. Net charge-offs were $89.8 million in the fourth quarter of 2006 compared to $36.1 million in the third quarter of 2006 and $49.9 million in the fourth quarter of 2005. The increase in net charge-offs was largely due to a charge-off taken in the fourth quarter of 2006 associated with the previously disclosed large commercial loan placed on nonperforming status in the third quarter of 2006. Net charge-offs were 0.15% for the full-year of 2006, an improvement from the 2005 level of 0.18%.

Nonperforming loans were $662.3 million, or 0.55% of total loans as of December 31, 2006 compared to $585.4 million, or 0.48% of total loans as of September 30, 2006 and $296.4 million, or 0.26% of total loans as of December 31, 2005. The increase in nonperforming loans from the fourth quarter of 2005 was mainly due to the previously disclosed large commercial loan placed on nonperforming status in the third quarter of 2006 and an increase in residential mortgage nonperforming loans. The increase from the third quarter of 2006 was mainly due to the increase in residential mortgage nonperforming loans. The increase in residential mortgage nonperforming loans was driven mainly by maturation of this portfolio, and more specifically in well-collateralized conforming and Alt-A first mortgage loans. A significant portion of the remaining growth in nonperforming loans was attributable to insured second-lien products.

The allowance for loan and lease losses decreased $14.0 million to $1,073.3 million as of December 31, 2006 from $1,087.3 million as of September 30, 2006 due in part to the reduction in the specific reserve that resulted from the charge-off taken in the fourth quarter associated with the previously disclosed large commercial loan placed on nonperforming status in the third quarter of 2006. Provision expense increased from $61.6 million in the third quarter of 2006 to $75.8 million in the fourth quarter of 2006. The allowance for loan and lease losses as of December 31, 2006 represented 0.88% of period-end loans, down two basis points from 0.90% of period-end loans as of September 30, 2006. The allowance for loan and lease losses as of December 31, 2006 represented 162% of period-end nonperforming loans.

The allowance for loan and lease losses increased $45.2 million from December 31, 2005 as a result of the strong loan growth in 2006 in addition to the impact of the establishment of a specific reserve related to the previously disclosed large commercial loan placed on nonperforming status in the third quarter of 2006.

LINE OF BUSINESS FINANCIAL PERFORMANCE

Retail

preliminary data	4th Quarter 2006	4th Quarter 2005	% Change	Full Year 2006	Full Year 2005	% Change
(in millions)
Net income	$166.3	$167.2	(1)%	$750.5	$645.3	16%
Revenue - fully taxable-equivalent	839.7	845.8	(1)	3,423.7	3,218.9	6
Average total loans	31,028.4	31,270.6	(1)	30,885.4	30,411.6	2
Average total deposits	69,541.6	66,443.3	5	68,997.6	65,238.8	6

Three Months Ended December 31, 2006 vs. 2005

Retail’s net income for the fourth quarter of 2006 was $166.3 million, a decrease of $0.9 million, or 1%. The decrease was primarily the result of lower noninterest income partially offset by higher net interest income and lower noninterest expense.

Fully taxable-equivalent net interest income increased $4.6 million, or 1%. The increase was attributable to widening loan spreads due to a favorable change in loan mix. Average loans decreased $242.2 million, or 1%. The loan decrease was driven primarily by student loan sales and securitizations, which totaled approximately $3.1 billion throughout 2006. Further, a decline in consumer indirect was partially offset by growth in the higher-spread home equity products. Average deposits increased $3.1 billion, or 5%, driven primarily by consumer time deposits.

Total noninterest income decreased $10.7 million, or 4%, driven primarily by a decrease in service charges on deposit accounts due to the continued growth of free checking account products and a decrease in consumer NSF fees.

Total noninterest expense decreased $6.7 million, or 1%. The decrease was driven primarily by declines in intangible amortization and operations expense.

Twelve Months Ended December 31, 2006 vs. 2005

Retail’s net income for the twelve months ended December 31, 2006 was $750.5 million, an increase of $105.2 million, or 16%. The increase was primarily the result of loan and deposit growth, wider deposit spreads, and lower provision for loan losses, partially offset by higher noninterest expense.

Fully taxable-equivalent net interest income increased $178.0 million, or 8%. Part of the increase was attributable to loan and deposit growth and a favorable change in the loan mix. Average loans increased $473.8 million, or 2%, primarily driven by growth in home equity products offset by a decline in student loans due to sales and securitizations during 2006. Average deposits increased $3.8 billion, or 6%, driven primarily by consumer time deposits. Wider deposit spreads also contributed to the increase in net interest income. Deposit spreads widened due to deposit rate increases that have been slower relative to market rate increases, as well as the increasing value of lower-cost deposits in a higher rate environment.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $32.3 million, or 23%, primarily due to a decline in consumer indirect net charge-offs.

Total noninterest income increased $26.8 million, or 3%. The increase was driven primarily by interchange income due to increased volumes, as well as gains on student loan sales.

Total noninterest expense increased $80.4 million, or 4%. The increase was driven by increases in interchange expense due to increased volume, as well as personnel and operations expense related to investments in the branch distribution network and technology. Forty-four net new branches were added during 2006.

Commercial

preliminary data	4th Quarter 2006	4th Quarter 2005	% Change	Full Year 2006	Full Year 2005	% Change
(in millions)
Net income	$107.0	$98.7	8%	$432.9	$380.9	14%
Revenue - fully taxable-equivalent	309.8	302.5	2	1,221.0	1,152.2	6
Average total loans	32,617.0	30,988.4	5	32,438.6	30,760.3	5
Average total deposits	14,230.5	13,808.3	3	13,787.5	13,409.0	3

Three Months Ended December 31, 2006 vs. 2005

Commercial’s net income for the fourth quarter of 2006 was $107.0 million, an increase of $8.3 million, or 8%. The increase was driven primarily by an increase in noninterest income and lower provision for loan losses.

Fully taxable-equivalent net interest income was nearly unchanged, as an increase in net interest income on loans was offset by a shift to higher-cost deposits. Average loans increased $1.6 billion, or 5%, with the strongest growth in construction lending. Average deposits increased $422.2 million, or 3%, driven by an increase in institutional and government deposits, partially offset by decreases in demand deposits and money market accounts.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $4.6 million, or 65%. The decrease was driven primarily by lower net charge-offs in the Core Commercial sub-line of business.

Total noninterest income increased $7.2 million, or 10%. The increase was due mainly to higher revenue from capital markets activities, deposit sweep income and service charges on deposits.

Total noninterest expense increased $1.1 million, or 1%. An increase in personnel expense was partially offset by a decrease in operations expense.

Twelve Months Ended December 31, 2006 vs. 2005

Commercial’s net income for the twelve months ended December 31, 2006 was $432.9 million, an increase of $52.0 million, or 14%. The increase was primarily driven by net interest and noninterest income growth and lower provision for loan losses, partially offset by higher noninterest expenses.

Fully taxable-equivalent net interest income increased $44.8 million, or 5%. The increase was driven by loan and deposit growth, as well as wider deposit spreads. Average loans increased $1.7 billion, or 5%, with the strongest growth in construction lending. Average deposits increased $378.5 million, or 3%, driven by an increase in institutional and government deposits and partially offset by decreases in demand deposits and money market accounts. Deposit spreads increased due to the increasing value of lower-cost deposits in a higher rate environment.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $15.7 million, or 62%. The decrease was driven primarily by lower net charge-offs in the Core Commercial and the Real Estate Finance Group (“REFG”) sub-lines of business.

Total noninterest income increased $23.9 million, or 9%. The increase resulted from higher Affordable Housing revenues, deposit sweep income, as well as increased revenue from capital markets and card products.

Total noninterest expense increased $18.5 million, or 3%. Increases in personnel and operations expense were partially offset by a decrease in Affordable Housing expense.

Corporate and Investment Banking

preliminary data	4th Quarter 2006	4th Quarter 2005	% Change	Full Year 2006	Full Year 2005	% Change
(in millions)
Net income	$69.1	$65.5	6%	$256.2	$270.8	(5)%
Revenue - fully taxable-equivalent	260.9	212.4	23	903.9	904.9	—
Average total loans	16,630.7	16,339.7	2	16,506.5	15,286.0	8
Average total deposits	2,869.0	3,614.2	(21)	3,116.8	3,289.0	(5)

Three Months Ended December 31, 2006 vs. 2005

Corporate and Investment Banking’s net income for the fourth quarter of 2006 was $69.1 million, an increase of $3.6 million, or 6%. Strong growth in Debt Capital Markets income was offset by a decrease in loan spreads, higher provision for loan losses and noninterest expense.

Fully taxable-equivalent net interest income decreased $18.8 million, or 26%. The decrease is primarily due to a shift in loan mix to loans with narrower spreads within the Corporate Banking portfolio. Average loans increased $290.9 million, or 2%, driven by increased usage of committed facilities. Average deposits decreased $745.2 million, or 21%. The decline in deposits was led by a reduction in certain bid-category products that the line of business elected not to bid on due to their high cost in relation to alternative funding sources.

Provision for loan losses, which represents net charge-offs for the lines of business, increased to $40.2 million from a net recovery of $2.4 million. The increase was largely due to a charge-off taken in the fourth quarter of 2006 associated with the previously disclosed large commercial loan placed on nonperforming status in the third quarter of 2006.

Total noninterest income increased $67.4 million, or 48%, primarily driven by robust Debt Capital Markets revenue growth of $58.7 million, or 150%, mainly related to securitization, derivatives, structured leasing and loan syndication. Strong revenue growth from merchant banking and leasing also contributed to this increase.

Total noninterest expense increased $9.0 million, or 8%. The majority of the increase was due to increased incentive-based compensation related to the increase in capital markets revenue, as well as increased expense related to merchant banking.

Twelve Months Ended December 31, 2006 vs. 2005

Corporate and Investment Banking’s net income for the year ended December 31, 2006 was $256.2 million, a decrease of $14.6 million, or 5%. Adjusting net income by $16.6 million for the March 2005 divestiture of Receivable Capital Management (“RCM”) factoring assets, net income increased 1%. Strong growth in Debt Capital Markets was primarily offset by increased provision for loan losses, as well as a decrease in loan spreads.

Fully taxable-equivalent net interest income decreased $31.5 million, or 12%. Excluding the RCM divestiture, the decrease was 11%, primarily due to a shift in loan mix to loans with narrower spreads within the Corporate Banking portfolio. Average loans increased $1.2 billion, or 8%, primarily in Financial Institutions, Energy and US Diversified Groups. This increase was due to stronger corporate demand and revolver usage, as well as strong growth in our leasing products. Average deposits decreased $172.2 million, or 5%, led by a reduction in certain bid-category products that the line of business elected not to bid on due to their high cost in relation to alternative funding sources.

Provision for loan losses, which represents net charge-offs for the lines of business, increased $30.3 million to $45.1 million. The increase was largely due to a charge-off taken in the fourth quarter of 2006 associated with the previously disclosed large commercial loan placed on nonperforming status in the third quarter of 2006.

Total noninterest income increased $30.5 million, or 5%. Adjusting for the divestiture of RCM, noninterest income grew 10%. Debt Capital Markets revenue increased $64.2 million, or 28%, mainly related to securitization, derivatives and structured leasing, as well as strong revenue performance in merchant banking and leasing.

Total noninterest expense increased $3.4 million, or 1%, primarily driven by increased compensation related to increased capital markets revenue, as well as increased expense related to merchant banking.

Mortgage

preliminary data	4th Quarter 2006	4th Quarter 2005	% Change	Full Year 2006	Full Year 2005	% Change
(in millions)
Net income	$40.8	$43.3	(6)%	$248.4	$171.9	45%
Revenue - fully taxable-equivalent	210.4	211.8	(1)	982.8	787.0	25
Average total loans	32,330.8	26,920.6	20	31,233.0	24,205.7	29
Average total deposits	1,949.3	1,776.1	10	1,810.7	1,653.9	9

Three Months Ended December 31, 2006 vs. 2005

Mortgage’s net income for the fourth quarter of 2006 was $40.8 million, a decrease of $2.5 million, or 6%. Higher origination and servicing fees, net of increased expenses, only partially offset higher mortgage servicing rights amortization and reduced net secondary marketing performance.

Fully taxable-equivalent net interest income decreased $2.0 million, or 1%, due to loan and deposit growth more than offset by lower income on loans held for sale. Growth in residential mortgage and residential construction loans drove a $5.4 billion, or 20%, increase in total loans, which contributed $12.7 million to the change in net interest income. Average loans held for sale increased $0.4 billion, or 4%. However, compressed spreads resulting from increased short-term interest rates reduced income on loans held for sale by $16.3 million. Average deposits were up $0.2 billion, or 10%, due to higher escrow balances associated with higher servicing balances along with a higher credit for funds rate, and contributed $5.7 million to the change.

Provision for loan losses, which represents net charge-offs for the lines of business, increased $4.2 million. During the fourth quarter of 2005, Mortgage realized net recoveries of $1.2 million compared to net charge-offs of $3.0 million in the fourth quarter of 2006. Net charge-offs increased due to the maturation of the mortgage portfolio.

Total noninterest income was up $0.5 million, or 1%. Production income was up $12.2 million due to higher volumes. Record loan production of $15.1 billion was up $2.0 billion, or 15%. Loan sales to investors were a record $11.6 billion, up $4.2 billion, or 57%. Servicing income was down $4.4 million due to higher mortgage servicing rights amortization that was partially offset by higher fee income from increased servicing balances. At December 31, 2006, total loans serviced were $130.0 billion, up $24.4 billion, or 23%, from $105.6 billion at prior year-end. Other noninterest income was down $7.2 million due to increased secondary marketing reserves, partially offset by higher insurance income due to increased volumes.

Total noninterest expense increased $2.1 million, or 1%. Increased volumes and investments in production and servicing capabilities were the primary drivers of the slightly higher expense level.

Twelve Months Ended December 31, 2006 vs. 2005

Mortgage’s net income for the year ended December 31, 2006 was $248.4 million, an increase of $76.5 million, or 45%. Income from sales of servicing assets, higher income from loans and deposits, better net secondary marketing performance, and higher origination and servicing fees, net of increased expense, were partially offset by increased mortgage servicing rights amortization.

Fully taxable-equivalent net interest income increased $55.7 million, or 10%, principally due to loan and deposit growth partially offset by lower spreads on loans held for sale. Average loans, principally residential mortgage and residential construction loans, increased $7.0 billion, or 29%, contributing $85.0 million to the higher net interest income. Average loans held for sale increased $1.7 billion, or 23%. However, due to compressed spreads resulting from higher short-term interest rates, net interest income on loans held for sale declined $43.6 million. Average deposits were up $0.2 billion, or 10%, due to escrow balances associated with higher servicing balances along with a higher credit for funds rate, and contributed $24.5 million to the change.

Provision for loan losses, which represents net charge-offs for the lines of business, increased $3.1 million, or 56%, due to the maturation of the mortgage portfolio.

Total noninterest income increased $140.1 million, or 59%. Production income was up $70.5 million driven by higher volumes. Production of $55.4 billion was up $7.7 billion, or 16%. Loan sales to investors were $40.9 billion, an increase of $13.2 billion, or 48%. Servicing income was up $80.0 million due to gains from the sale of mortgage servicing assets of $66.3 million and increased fees from higher servicing balances. Higher mortgage servicing rights amortization partially offset these increases. Other noninterest income was down $10.4 million due to higher secondary marketing reserves, partially offset by higher insurance income.

Total noninterest expense increased $75.6 million, or 15%. Increased volume and investments in production and servicing capabilities were the primary drivers of the higher expense level.

Wealth and Investment Management

preliminary data	4th Quarter 2006	4th Quarter 2005	% Change	Full Year 2006	Full Year 2005	% Change
(in millions)
Net income	$51.1	$42.5	20%	$267.3	$187.2	43%
Revenue - fully taxable-equivalent	343.7	335.4	2	1,466.0	1,286.9	14
Average total loans	8,200.2	8,079.7	1	8,135.4	7,809.6	4
Average total deposits	10,047.1	9,480.0	6	9,477.3	9,528.4	(1)

Three Months Ended December 31, 2006 vs. 2005

Wealth and Investment Management’s net income for the fourth quarter of 2006 was $51.1 million, an increase of $8.6 million, or 20%. The growth was primarily driven by growth in noninterest income partially offset by growth in noninterest expense and the forgone income that resulted from the sale of the corporate Bond Trustee business at the end of the third quarter of 2006.

Fully taxable-equivalent net interest income decreased $4.3 million, or 5%, due primarily to a shift in deposit mix to higher-cost products. Average loans increased $0.1 billion, or 1%, driven by modest growth in most categories, with the exception of consumer mortgages. Average deposits increased $0.6 billion, or 6%, due to increased NOW account balances and customer time deposits, partially offset by declines in demand and money market deposits.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $3.8 million, or 65%.

Total noninterest income increased $12.6 million, or 5%, due to strong retail investment services income driven by revenue from managed accounts, 12b-1 fees and annuities. Conversely, trust income decreased primarily as a result of lost revenue from the sale of the corporate Bond Trustee business and a decline in non-recurring revenue. End of period assets under management were approximately $141.1 billion compared to $135.3 billion end of period last year. Assets under management include individually managed assets, the STI Classic Funds, institutional assets managed by Trusco Capital Management and participant-directed retirement accounts. SunTrust’s total assets under advisement were approximately $245.3 billion, which includes $141.1 billion in assets under management, $57.7 billion in non-managed trust assets, $38.7 billion in retail brokerage assets and $7.8 billion in non-managed corporate trust assets. Approximately $21.2 billion in corporate trust non-managed assets were transferred as part of the corporate Bond Trustee transaction.

Total noninterest expense increased $2.0 million, or 1%. The growth was primarily driven by increased fees paid to third parties and partially offset by reduced operations and staff expenses, which are partially attributable to efficiency initiatives within the line of business.

Twelve Months Ended December 31, 2006 vs. 2005

Wealth and Investment Management’s net income for the twelve months ended December 31, 2006 was $267.3 million, an increase of $80.1 million, or 43%. Excluding the net gain on the sale of the corporate Bond Trustee business, net income increased 5%. Increases in both net interest income and non-interest income were partially offset by higher expenses.

Fully taxable-equivalent net interest income increased $24.3 million, or 7%, attributable to a combination of increased loan volumes and wider deposit spreads. Average loans increased $0.3 billion, or 4%, primarily due to growth in commercial real estate and commercial loans. Average deposits decreased $0.1 billion, or 1%, due to declines in demand deposits and money market accounts, partially offset by increases in consumer time deposits. Deposit spreads widened due to deposit rate increases that have been slower relative to market rate increases, as well as the increasing value of lower-cost deposits in a higher rate environment.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $5.2 million, or 58%.

Total noninterest income increased $154.9 million, or 16%, primarily due to the $112.8 million pre-tax gain on the sale of the corporate Bond Trustee business. Noninterest income excluding the net gain of $112.8 million increased $42.1 million to $986.1 million, or 4%, driven by growth in trust and retail investment services income. Trust income increased due to growth in assets under management from improved sales and market conditions. Retail investment services income increased due to growth in variable annuities, managed account and new business revenue.

Total noninterest expense increased $60.1 million, or 6%. Growth was primarily driven by higher structural and staff expense.

Corporate Other and Treasury

preliminary data	4th Quarter 2006	4th Quarter 2005	% Change	Full Year 2006	Full Year 2005	% Change
(in millions)
Net income	$51.1	$42.5	20%	$267.3	$187.2	43%
Revenue - fully taxable-equivalent	343.7	335.4	2	1,466.0	1,286.9	14
Average total loans	8,200.2	8,079.7	1	8,135.4	7,809.6	4
Average total deposits	10,047.1	9,480.0	6	9,477.3	9,528.4	(1)

Three Months Ended December 31, 2006 vs. 2005

Corporate Other and Treasury’s net income for the fourth quarter of 2006 was $97.0 million, a decrease of $4.2 million, or 4%, mainly due to an increase in noninterest expense, partially offset by a decrease in provision for loan losses and an increase in noninterest income.

Fully taxable-equivalent net interest income was nearly unchanged, decreasing $1.4 million, or 2%.

Provision for loan losses, which represents the difference between net charge-offs for the lines of business and total provision for loan losses, decreased $12.1 million.

Total average assets decreased $2.1 billion, or 6%, mainly due to a reduction in the size of the investment portfolio of $1.7 billion that resulted from the investment portfolio restructuring in the third quarter. Total average deposits increased $4.9 billion, or 23%, mainly due to growth in brokered and foreign deposits.

Total noninterest income increased $7.6 million, or 32%. This was mainly due to an increase in net securities gains of $31.7 million recognized in the fourth quarter, partially offset by a $13.5 million decrease in derivative income on economic hedges and an increase in intercompany credits to the lines of business of $5.7 million.

Total noninterest expense increased $19.2 million due mainly to the loss on extinguishment of debt totaling $11.7 million.

Twelve Months Ended December 31, 2006 vs. 2005

Corporate Other and Treasury’s net income for the year ended December 31, 2006 was $187.2 million, a decrease of $144.0 million, or 43%, mainly due to a decline in net interest income, an increase in provision for loan losses, and increased net securities losses partially offset by a decrease in merger-related expenses.

Fully taxable-equivalent net interest income decreased $177.3 million, or 44%. The main drivers were a $1.9 billion decrease in average securities available for sale, a decrease in income on receive fixed/pay floating interest rate swaps used to extend the duration of the commercial loan portfolio resulting from narrower spreads between the receive fixed/pay floating rates, an increase in short-term borrowing costs due to an increase in the size of these borrowings needed to fund earning asset growth, as well as a significant rise in short-term interest rates over the past year.

Total average deposits increased $9.2 billion, or 53%, mainly due to growth in brokered and foreign deposits.

Provision for loan losses, which represents the difference between net charge-offs for the lines of business and total provision for loan losses, increased $65.4 million due to additional provision expense necessary to support the Company’s strong loan growth in 2006 and the impact of the establishment of a specific reserve related to the previously disclosed large commercial loan placed on nonperforming status in the third quarter of 2006.

Total noninterest income decreased $62.9 million, mainly due to an increase in net securities losses of $44.8 million related to the portfolio restructuring in the third quarter of 2006 and a $14.0 million decrease in derivative income on economic hedges.

Total noninterest expense decreased $48.9 million mainly due to a reduction in merger-related expenses.

Corresponding Financial Tables and Information

This news release contains certain non-US GAAP financial measures to describe our Company’s performance. The reconciliation of those measures to the most directly comparable US GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are available on our Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust”. This information is also included in a current report on Form 8-K filed with the SEC today.

Conference Call

SunTrust management will host a conference call on January 19, 2007 at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals are encouraged to call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 4Q06; Leader: Greg Ketron). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 4Q06; Leader: Greg Ketron). A replay of the call will be available beginning January 19, 2007 and ending February 2, 2007 by dialing 1-800-679-9640 (domestic) or 1-402-220-0275 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations” located under “About SunTrust” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “4th Quarter Earnings Release.” Beginning the afternoon of January 19, 2007, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage, equipment leasing and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Forward Looking Statements

This news release may contain forward-looking statements, including statements about future prospects of the Company and credit quality. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust’s management and are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K, in the Quarterly Reports on Form 10-Q and in the Current Reports filed on Form 8-K with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include: changes in interest rates; changes in general business or economic conditions or the competitive banking environment; changes in credit conditions including customers’ ability to repay debt obligations; competitive pressures among local, regional, national, and international banks, thrifts credit unions, and other financial institutions; increases in the cost of funds resulting from customers pursuing alternatives to bank deposits or shifting from demand deposits to higher-cost products; significant changes in legislation or regulatory requirements, or the fiscal and monetary policies of the federal government and its agencies; significant changes in securities markets or markets for commercial or residential real estate; the Company’s success in managing its costs, including costs associated with the expansion of distribution channels and developing new ones; the potential that the Company may acquire other institutions or may be acquired by other institutions; the potential that the Company may divest certain portions of its business; hurricanes and other natural disasters; litigation; and changes in accounting principles, policies, or guidelines. The forward-looking statements in this news release speak only as of this date, and SunTrust does not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements.

###

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended December 31			% Change	Twelve Months Ended December 31		% Change
	2006		2005		2006	2005
EARNINGS & DIVIDENDS
Net income	$531.4		$518.5	2.5%	$2,142.5	$1,987.2	7.8%
Net income available to common shareholders	523.6		518.5	1.0	2,134.8	1,987.2	7.4
Total revenue - FTE[2]	2,067.7		2,005.0	3.1	8,216.8	7,809.5	5.2
Total revenue - FTE excluding net securities gains and losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business[1]	2,032.4		2,004.4	1.4	8,154.5	7,793.3	4.6
Net income per average common share
Diluted	1.46		1.43	2.1	5.88	5.47	7.5
Basic	1.48		1.44	2.8	5.94	5.53	7.4
Dividends paid per average common share	0.61		0.55	10.9	2.44	2.20	10.9
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$182,343		$175,769	3.7%	$180,315	$168,089	7.3%
Earning assets	160,115		153,490	4.3	158,429	146,640	8.0
Loans	121,364		113,828	6.6	119,645	108,742	10.0
Consumer and commercial deposits	98,553		95,257	3.5	97,175	93,355	4.1
Brokered and foreign deposits	26,124		21,010	24.3	26,490	17,052	55.3
Total shareholders’ equity	18,155		16,876	7.6	17,547	16,526	6.2
As of
Total assets	182,202		179,713	1.4
Earning assets	159,133		156,641	1.6
Loans	121,523		114,555	6.1
Allowance for loan and lease losses	1,073		1,028	4.4
Consumer and commercial deposits	99,776		97,572	2.3
Brokered and foreign deposits	24,246		24,481	(1.0)
Total shareholders’ equity	17,839		16,887	5.6
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.16%		1.17%	(0.9)%	1.19%	1.18%	0.8%
Return on average assets less net unrealized securities gains[1]	1.09		1.15	(5.2)	1.19	1.17	1.7
Return on average common shareholders’ equity	11.77		12.19	(3.4)	12.27	12.02	2.1
Return on average realized common shareholders’ equity[1]	11.78		12.75	(7.6)	12.87	12.70	1.3
Net interest margin[2]	2.94		3.12	(5.8)	3.00	3.17	(5.4)
Efficiency ratio[2]	59.67		60.20	(0.9)	59.39	60.06	(1.1)
Tangible efficiency ratio[1]	58.49		58.79	(0.5)	58.13	58.54	(0.7)
Effective tax rate	27.63		28.97	(4.6)	29.21	30.67	(4.8)
Full-time equivalent employees	33,599		33,406	0.6
Number of ATMs	2,569		2,782	(7.7)
Full service banking offices	1,701		1,657	2.7
Traditional	1,349		1,325	1.8
In-store	352		332	6.0
Tier 1 capital ratio	7.65%[3]		7.01%	9.1%
Total capital ratio	11.00	[3]	10.57	4.1
Tier 1 leverage ratio	7.25	[3]	6.65	9.0
Total average shareholders’ equity to total average assets	9.96		9.60	3.7	9.73	9.83	(1.0)
Tangible equity to tangible assets[1]	6.05		5.56	8.8
Book value per common share	48.85		46.65	4.7
Market price:
High	85.64		75.46	13.5	85.64	75.77	13.0
Low	76.76		65.32	17.5	69.68	65.32	6.7
Close	84.45		72.76	16.1	84.45	72.76	16.1
Market capitalization	29,972		26,338	13.8
Average common shares outstanding (000s)
Diluted	358,292		363,175	(1.3)	362,802	363,454	(0.2)
Basic	354,677		359,203	(1.3)	359,413	359,066	0.1

[1]	See Appendix A for a reconcilement of non-GAAP performance measures. “RCM” refers to Receivables Capital Management.

[2]	Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total Revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	December 31 2006		September 30 2006	June 30 2006	March 31 2006	December 31 2005
EARNINGS & DIVIDENDS
Net income	$531.4		$535.6	$544.0	$531.5	$518.5
Net income available to common shareholders	523.6		535.6	544.0	531.5	518.5
Total revenue - FTE[2]	2,067.7		2,032.8	2,065.4	2,050.9	2,005.0
Total revenue - FTE excluding net securities gains and losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business[1]	2,032.4		2,011.8	2,059.5	2,050.8	2,004.4
Net income per average common share
Diluted	1.46		1.47	1.49	1.46	1.43
Basic	1.48		1.48	1.51	1.48	1.44
Dividends paid per average common share	0.61		0.61	0.61	0.61	0.55
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$182,343		$180,501	$180,744	$177,618	$175,769
Earning assets	160,115		158,915	158,889	155,743	153,490
Loans	121,364		120,742	120,145	116,263	113,828
Consumer and commercial deposits	98,553		97,643	97,172	95,292	95,257
Brokered and foreign deposits	26,124		27,958	27,194	24,652	21,010
Total shareholders’ equity	18,155		17,662	17,304	17,052	16,876
As of
Total assets	182,202		183,105	181,143	178,876	179,713
Earning assets	159,133		160,288	158,845	156,439	156,641
Loans	121,523		121,237	120,243	118,130	114,555
Allowance for loan and lease losses	1,073		1,087	1,062	1,039	1,028
Consumer and commercial deposits	99,776		98,684	99,042	97,940	97,572
Brokered and foreign deposits	24,246		25,709	25,811	23,836	24,481
Total shareholders’ equity	17,839		18,589	17,424	17,157	16,887
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.16%		1.18%	1.21%	1.21%	1.17%
Return on average assets less net unrealized securities gains[1]	1.09		1.28	1.18	1.19	1.15
Return on average common shareholders’ equity	11.77		12.10	12.61	12.64	12.19
Return on average realized common shareholders’ equity[1]	11.78		13.73	12.90	13.06	12.75
Net interest margin[2]	2.94		2.93	3.00	3.12	3.12
Efficiency ratio[2]	59.67		59.30	58.78	59.80	60.20
Tangible efficiency ratio[1]	58.49		58.03	57.53	58.47	58.79
Effective tax rate	27.63		27.94	30.10	31.03	28.97
Full-time equivalent employees	33,599		34,293	34,155	33,697	33,406
Number of ATMs	2,569		2,568	2,564	2,786	2,782
Full service banking offices	1,701		1,699	1,695	1,677	1,657
Traditional	1,349		1,347	1,342	1,332	1,325
In-store	352		352	353	345	332
Tier 1 capital ratio	7.65%[3]		7.70%	7.31%	7.26%	7.01%
Total capital ratio	11.00	[3]	11.07	10.70	10.88	10.57
Tier 1 leverage ratio	7.25	[3]	7.27	6.82	6.71	6.65
Total average shareholders’ equity to total average assets	9.96		9.78	9.57	9.60	9.60
Tangible equity to tangible assets[1]	6.05		6.42	5.81	5.72	5.56
Book value per common share	48.85		49.71	47.85	47.22	46.65
Market price:
High	85.64		81.59	78.33	76.75	75.46
Low	76.76		75.11	72.56	69.68	65.32
Close	84.45		77.28	76.26	72.76	72.76
Market capitalization	29,972		28,120	27,768	26,437	26,338
Average common shares outstanding (000s)
Diluted	358,292		365,121	364,391	363,437	363,175
Basic	354,677		361,805	361,267	359,934	359,203

[1]	See Appendix A for a reconcilement of non-GAAP performance measures. “RCM” refers to Receivables Capital Management.

[2]	Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total Revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of December 31		Increase/(Decrease)
	2006	2005	Amount	%
ASSETS
Cash and due from banks	$4,235,889	$4,659,664	($423,775)	(9.1)%
Interest-bearing deposits in other banks	21,810	332,444	(310,634)	(93.4)
Funds sold and securities purchased under agreements to resell	1,050,046	1,313,498	(263,452)	(20.1)
Trading assets	2,777,629	2,811,225	(33,596)	(1.2)
Securities available for sale[1]	25,101,715	26,525,821	(1,424,106)	(5.4)
Loans held for sale	11,790,122	13,695,613	(1,905,491)	(13.9)
Loans:
Commercial	34,682,682	33,764,183	918,499	2.7
Real estate:
Home equity lines	14,102,655	13,635,705	466,950	3.4
Construction	13,892,988	11,046,903	2,846,085	25.8
Residential mortgages	33,830,101	29,877,312	3,952,789	13.2
Commercial real estate	12,567,824	12,516,035	51,789	0.4
Consumer:
Direct	4,160,091	5,060,844	(900,753)	(17.8)
Indirect	7,936,102	8,389,401	(453,299)	(5.4)
Business credit card	350,690	264,512	86,178	32.6

Total loans	121,523,133	114,554,895	6,968,238	6.1
Allowance for loan and lease losses	(1,073,321)	(1,028,128)	(45,193)	4.4

Net loans	120,449,812	113,526,767	6,923,045	6.1
Goodwill	6,889,860	6,835,168	54,692	0.8
Other intangible assets	1,181,984	1,122,967	59,017	5.3
Other assets	8,702,742	8,889,674	(186,932)	(2.1)

Total assets[2]	$182,201,609	$179,712,841	$2,488,768	1.4

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$22,887,176	$26,327,663	($3,440,487)	(13.1)%
Interest-bearing consumer and commercial deposits:
NOW accounts	20,230,763	17,781,451	2,449,312	13.8
Money market accounts	22,371,828	25,484,016	(3,112,188)	(12.2)
Savings	5,198,980	5,423,878	(224,898)	(4.1)
Consumer time	16,824,239	13,436,072	3,388,167	25.2
Other time	12,262,902	9,119,302	3,143,600	34.5

Total consumer and commercial deposits	99,775,888	97,572,382	2,203,506	2.3
Brokered deposits	18,150,059	15,644,932	2,505,127	16.0
Foreign deposits	6,095,682	8,835,864	(2,740,182)	(31.0)

Total deposits	124,021,629	122,053,178	1,968,451	1.6
Funds purchased	4,867,591	4,258,013	609,578	14.3
Securities sold under agreements to repurchase	6,950,426	6,116,520	833,906	13.6
Other short-term borrowings	2,062,636	1,937,624	125,012	6.5
Long-term debt	18,992,905	20,779,249	(1,786,344)	(8.6)
Trading liabilities	1,634,097	1,529,325	104,772	6.9
Other liabilities	5,833,707	6,151,537	(317,830)	(5.2)

Total liabilities	164,362,991	162,825,446	1,537,545	0.9

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	—	500,000	100.0
Common stock, $1.00 par value	370,578	370,578	—	—
Additional paid in capital	6,627,196	6,761,684	(134,488)	(2.0)
Retained earnings	10,566,164	9,310,978	1,255,186	13.5
Treasury stock, at cost, and other	(1,151,269)	(493,936)	(657,333)	133.1
Accumulated other comprehensive income	925,949	938,091	(12,142)	(1.3)

Total shareholders’ equity	17,838,618	16,887,395	951,223	5.6

Total liabilities and shareholders’ equity	$182,201,609	$179,712,841	$2,488,768	1.4

Common shares outstanding	354,902,566	361,984,193	(7,081,627)	(2.0)
Common shares authorized	750,000,000	750,000,000	—	—
Preferred shares outstanding	5,000	—	5,000	100.0
Preferred shares authorized	50,000,000	50,000,000	—	—
Treasury shares of common stock	15,675,832	8,594,205	7,081,627	82.4

[1] Includes net unrealized gains of	$2,103,362	$1,572,033	$531,329	33.8%
[2] Includes earning assets of	159,132,634	156,640,894	2,491,740	1.6

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of
	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
ASSETS
Cash and due from banks	$4,235,889	$4,066,173	$4,214,076	$4,158,082	$4,659,664
Interest-bearing deposits in other banks	21,810	39,982	29,733	81,857	332,444
Funds sold and securities purchased under agreements to resell	1,050,046	1,147,423	942,983	1,108,841	1,313,498
Trading assets	2,777,629	3,675,917	2,621,940	2,937,137	2,811,225
Securities available for sale[1]	25,101,715	25,553,320	26,542,900	27,335,487	26,525,821
Loans held for sale	11,790,122	11,501,646	10,819,967	9,351,662	13,695,613
Loans:
Commercial	34,682,682	35,018,715	35,159,832	33,496,827	33,764,183
Real estate:
Home equity lines	14,102,655	14,014,617	13,894,177	13,791,702	13,635,705
Construction	13,892,988	13,595,924	13,099,808	12,068,483	11,046,903
Residential mortgages	33,830,101	33,711,399	32,844,670	32,366,617	29,877,312
Commercial real estate	12,567,824	12,459,023	12,575,092	12,571,041	12,516,035
Consumer:
Direct	4,160,091	4,082,257	4,237,332	5,421,722	5,060,844
Indirect	7,936,102	8,022,512	8,113,741	8,130,463	8,389,401
Business credit card	350,690	332,947	318,493	283,390	264,512

Total loans	121,523,133	121,237,394	120,243,145	118,130,245	114,554,895
Allowance for loan and lease losses	(1,073,321)	(1,087,316)	(1,061,862)	(1,039,247)	(1,028,128)

Net loans	120,449,812	120,150,078	119,181,283	117,090,998	113,526,767
Goodwill	6,889,860	6,903,001	6,900,222	6,897,105	6,835,168
Other intangible assets	1,181,984	1,120,102	1,141,346	1,123,463	1,122,967
Other assets	8,702,742	8,946,911	8,748,994	8,791,844	8,889,674

Total assets[2]	$182,201,609	$183,104,553	$181,143,444	$178,876,476	$179,712,841

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$22,887,176	$22,813,455	$24,243,088	$24,649,242	$26,327,663
Interest-bearing consumer and commercial deposits:
NOW accounts	20,230,763	17,508,754	17,194,199	17,514,277	17,781,451
Money market accounts	22,371,828	23,803,496	24,627,018	26,144,180	25,484,016
Savings	5,198,980	5,699,545	5,556,847	5,283,632	5,423,878
Consumer time	16,824,239	16,615,445	16,134,694	14,397,034	13,436,072
Other time	12,262,902	12,243,372	11,285,875	9,951,523	9,119,302

Total consumer and commercial deposits	99,775,888	98,684,067	99,041,721	97,939,888	97,572,382
Brokered deposits	18,150,059	18,264,554	18,425,635	16,965,675	15,644,932
Foreign deposits	6,095,682	7,444,329	7,385,081	6,870,179	8,835,864

Total deposits	124,021,629	124,392,950	124,852,437	121,775,742	122,053,178
Funds purchased	4,867,591	5,926,570	4,527,339	4,346,238	4,258,013
Securities sold under agreements to repurchase	6,950,426	7,362,480	7,158,914	6,970,317	6,116,520
Other short-term borrowings	2,062,636	1,744,479	1,438,891	1,494,384	1,937,624
Long-term debt	18,992,905	17,477,276	18,222,162	18,919,961	20,779,249
Trading liabilities	1,634,097	1,611,648	1,574,107	1,734,328	1,529,325
Other liabilities	5,833,707	5,999,843	5,945,674	6,478,058	6,151,537

Total liabilities	164,362,991	164,515,246	163,719,524	161,719,028	162,825,446

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	500,000	—	—	—
Common stock, $1.00 par value	370,578	370,578	370,578	370,578	370,578
Additional paid in capital	6,627,196	6,735,458	6,751,929	6,743,418	6,761,684
Retained earnings	10,566,164	10,258,441	9,943,155	9,621,597	9,310,978
Treasury stock, at cost, and other	(1,151,269)	(453,934)	(418,262)	(472,505)	(493,936)
Accumulated other comprehensive income	925,949	1,178,764	776,520	894,360	938,091

Total shareholders’ equity	17,838,618	18,589,307	17,423,920	17,157,448	16,887,395

Total liabilities and shareholders’ equity	$182,201,609	$183,104,553	$181,143,444	$178,876,476	$179,712,841

Common shares outstanding	354,902,566	363,868,470	364,129,209	363,338,615	361,984,193
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	5,000	5,000	—	—	—
Preferred shares authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	15,675,832	6,709,928	6,449,189	7,239,783	8,594,205

[1] Includes net unrealized gains of	$2,103,362	$1,915,277	$1,309,753	$1,497,176	$1,572,033
[2] Includes earning assets of	159,132,634	160,287,584	158,845,216	156,439,347	156,640,894

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31		Increase/(Decrease)[2]		December 31		Increase/(Decrease)[2]
	2006	2005	Amount	%	2006	2005	Amount	%
Interest income	$2,564,731	$2,175,340	$389,391	17.9%	$9,792,020	$7,731,309	$2,060,711	26.7%
Interest expense	1,403,442	988,304	415,138	42.0	5,131,555	3,152,343	1,979,212	62.8

NET INTEREST INCOME	1,161,289	1,187,036	(25,747)	(2.2)	4,660,465	4,578,966	81,499	1.8
Provision for loan losses	75,806	48,126	27,680	57.5	222,536	176,886	45,650	25.8

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,085,483	1,138,910	(53,427)	(4.7)	4,437,929	4,402,080	35,849	0.8

NONINTEREST INCOME
Service charges on deposit accounts	191,628	196,792	(5,164)	(2.6)	763,720	772,519	(8,799)	(1.1)
Trust and investment management income	169,248	172,900	(3,652)	(2.1)	686,865	673,720	13,145	2.0
Retail investment services	65,000	53,250	11,750	22.1	233,974	213,274	20,700	9.7
Other charges and fees	122,386	115,507	6,879	6.0	462,063	456,481	5,582	1.2
Investment banking income	71,211	59,727	11,484	19.2	230,553	216,530	14,023	6.5
Trading account profits and commissions	9,586	27,418	(17,832)	(65.0)	113,047	145,120	(32,073)	(22.1)
Card fees	64,187	57,688	6,499	11.3	247,647	210,779	36,868	17.5
Mortgage production related income	47,476	34,817	12,659	36.4	217,428	144,885	72,543	50.1
Mortgage servicing related income	8,994	13,519	(4,525)	(33.5)	121,738	41,856	79,882	NM
Net gain on sale of Bond Trustee business	—	—	—	—	112,759	—	112,759	100.0
Net gain on sale of RCM assets	—	—	—	—	—	23,382	(23,382)	(100.0)
Other noninterest income	97,473	65,705	31,768	48.3	329,055	263,653	65,402	24.8
Securities gains/(losses), net	35,377	600	34,777	NM	(50,477)	(7,155)	(43,322)	NM

Total noninterest income	882,566	797,923	84,643	10.6	3,468,372	3,155,044	313,328	9.9

NONINTEREST EXPENSE
Employee compensation and benefits	657,093	643,801	13,292	2.1	2,725,453	2,534,211	191,242	7.5
Net occupancy expense	85,846	83,217	2,629	3.2	334,213	312,070	22,143	7.1
Outside processing and software	101,538	92,305	9,233	10.0	393,576	357,387	36,189	10.1
Equipment expense	49,234	49,494	(260)	(0.5)	197,038	204,038	(7,000)	(3.4)
Marketing and customer development	45,249	50,133	(4,884)	(9.7)	173,205	156,711	16,494	10.5
Amortization of intangible assets	24,304	28,192	(3,888)	(13.8)	103,226	118,964	(15,738)	(13.2)
Merger expense	—	6,538	(6,538)	(100.0)	—	98,642	(98,642)	(100.0)
Loss on extinguishment of debt	11,665	—	11,665	100.0	11,665	—	11,665	100.0
Other noninterest expense	258,848	253,247	5,601	2.2	941,484	908,706	32,778	3.6

Total noninterest expense	1,233,777	1,206,927	26,850	2.2	4,879,860	4,690,729	189,131	4.0

INCOME BEFORE PROVISION FOR INCOME TAXES	734,272	729,906	4,366	0.6	3,026,441	2,866,395	160,046	5.6
Provision for income taxes	202,906	211,435	(8,529)	(4.0)	883,958	879,156	4,802	0.5

Net income	531,366	518,471	12,895	2.5	2,142,483	1,987,239	155,244	7.8
Preferred dividends	7,729	—	7,729	100.0	7,729	—	7,729	100.0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$523,637	$518,471	$5,166	1.0	$2,134,754	$1,987,239	$147,515	7.4

Net interest income - FTE[1]	$1,185,166	$1,207,061	($21,895)	(1.8)	$4,748,431	$4,654,458	$93,973	2.0
Net income per average common share
Diluted	1.46	1.43	0.03	2.1	5.88	5.47	0.41	7.5
Basic	1.48	1.44	0.04	2.8	5.94	5.53	0.41	7.4
Cash dividends paid per common share	0.61	0.55	0.06	10.9	2.44	2.20	0.24	10.9
Average common shares outstanding (000s)
Diluted	358,292	363,175	(4,883)	(1.3)	362,802	363,454	(652)	(0.2)
Basic	354,677	359,203	(4,526)	(1.3)	359,413	359,066	347	0.1

[1]	Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	”NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Interest income	$2,564,731	$2,525,489	$2,423,087	$2,278,713	$2,175,340
Interest expense	1,403,442	1,374,097	1,254,344	1,099,672	988,304

NET INTEREST INCOME	1,161,289	1,151,392	1,168,743	1,179,041	1,187,036
Provision for loan losses	75,806	61,568	51,759	33,403	48,126

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,085,483	1,089,824	1,116,984	1,145,638	1,138,910

NONINTEREST INCOME
Service charges on deposit accounts	191,628	194,262	191,645	186,185	196,792
Trust and investment management income	169,248	173,717	175,811	168,089	172,900
Retail investment services	65,000	55,544	58,441	54,989	53,250
Other charges and fees	122,386	113,347	113,948	112,382	115,507
Investment banking income	71,211	47,046	60,481	51,815	59,727
Trading account profits and commissions	9,586	20,404	46,182	36,875	27,418
Card fees	64,187	64,916	61,941	56,603	57,688
Mortgage production related income	47,476	50,336	56,579	63,037	34,817
Mortgage servicing related income	8,994	36,633	31,401	44,710	13,519
Net gain on sale of Bond Trustee business	—	112,759	—	—	—
Other noninterest income	97,473	81,783	73,082	76,717	65,705
Securities gains/(losses), net	35,377	(91,816)	5,858	104	600

Total noninterest income	882,566	858,931	875,369	851,506	797,923

NONINTEREST EXPENSE
Employee compensation and benefits	657,093	674,322	689,073	704,965	643,801
Net occupancy expense	85,846	85,613	81,710	81,044	83,217
Outside processing and software	101,538	98,699	98,447	94,892	92,305
Equipment expense	49,234	50,249	48,107	49,448	49,494
Marketing and customer development	45,249	35,932	49,378	42,646	50,133
Amortization of intangible assets	24,304	25,792	25,885	27,245	28,192
Merger expense	—	—	—	—	6,538
Loss on extinguishment of debt	11,665	—	—	—	—
Other noninterest expense	258,848	234,892	221,493	226,251	253,247

Total noninterest expense	1,233,777	1,205,499	1,214,093	1,226,491	1,206,927

INCOME BEFORE PROVISION FOR INCOME TAXES	734,272	743,256	778,260	770,653	729,906
Provision for income taxes	202,906	207,668	234,258	239,126	211,435

Net income	531,366	535,588	544,002	531,527	518,471
Preferred dividends	7,729	—	—	—	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$523,637	$535,588	$544,002	$531,527	$518,471

Net interest income - FTE[1]	$1,185,166	$1,173,860	$1,190,026	$1,199,379	$1,207,061
Net income per average common share
Diluted	1.46	1.47	1.49	1.46	1.43
Basic	1.48	1.48	1.51	1.48	1.44
Cash dividends paid per common share	0.61	0.61	0.61	0.61	0.55
Average common shares outstanding (000s)
Diluted	358,292	365,121	364,391	363,437	363,175
Basic	354,677	361,805	361,267	359,934	359,203

[1]	Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	December 31, 2006			September 30, 2006
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$34,345.4	$531.8	6.19%	$33,875.7	$519.4	6.13%
Real estate construction	13,204.0	254.3	7.64	12,805.6	247.5	7.67
Real estate home equity lines	13,722.9	273.4	7.90	13,626.3	270.2	7.87
Real estate commercial	12,784.8	223.1	6.93	12,808.6	223.4	6.92
Commercial - FTE[1]	33,965.1	545.8	6.37	34,306.9	542.1	6.27
Business credit card	351.4	5.3	5.99	323.8	5.0	6.14
Consumer - direct	4,116.3	76.8	7.40	4,206.9	76.7	7.23
Consumer - indirect	8,231.8	123.8	5.97	8,339.1	121.5	5.78
Nonaccrual and restructured	642.1	5.0	3.06	449.1	4.4	3.87

Total loans	121,363.8	2,039.3	6.67	120,742.0	2,010.2	6.61
Securities available for sale:
Taxable	22,170.4	282.0	5.09	23,027.9	286.9	4.98
Tax-exempt - FTE[1]	998.0	14.6	5.85	968.7	14.1	5.84

Total securities available for sale - FTE[1]	23,168.4	296.6	5.12	23,996.6	301.0	5.02
Funds sold and securities purchased under agreements to resell	1,176.3	15.4	5.15	1,084.1	14.3	5.16
Loans held for sale	12,009.3	198.4	6.61	11,026.4	188.0	6.82
Interest-bearing deposits	31.2	0.3	3.76	25.8	0.3	5.04
Interest earning trading assets[2]	2,365.8	38.6	6.46	2,039.8	34.2	6.64

Total earning assets	160,114.8	2,588.6	6.41	158,914.7	2,548.0	6.36
Allowance for loan and lease losses	(1,086.1)			(1,070.8)
Cash and due from banks	3,683.1			3,705.8
Premises and equipment	1,957.4			1,925.7
Other assets	14,708.2			14,702.1
Noninterest earning trading assets[2]	1,000.5			948.8
Unrealized gains on securities available for sale, net	1,965.4			1,374.6

Total assets	$182,343.3			$180,500.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$18,441.1	$102.2	2.20%	$16,596.2	$78.1	1.87%
Money market accounts	23,075.7	153.1	2.63	24,267.0	171.4	2.80
Savings	5,437.0	23.6	1.73	5,591.2	24.1	1.71
Consumer time	16,682.8	180.8	4.30	16,402.5	169.8	4.11
Other time	12,338.6	148.3	4.77	11,852.2	138.1	4.62

Total interest-bearing consumer and commercial deposits	75,975.2	608.0	3.18	74,709.1	581.5	3.09
Brokered deposits	18,102.0	243.1	5.25	18,420.7	246.1	5.23
Foreign deposits	8,022.2	107.6	5.25	9,537.6	128.5	5.27

Total interest-bearing deposits	102,099.4	958.7	3.73	102,667.4	956.1	3.69
Funds purchased	5,163.4	68.8	5.21	4,206.7	56.2	5.23
Securities sold under agreements to repurchase	7,148.8	86.3	4.72	7,146.3	86.0	4.71
Other short-term borrowings	1,913.3	29.7	6.17	1,001.3	16.9	6.70
Long-term debt	17,854.2	259.9	5.78	17,735.2	258.9	5.79

Total interest-bearing liabilities	134,179.1	1,403.4	4.15	132,756.9	1,374.1	4.11
Noninterest-bearing deposits	22,577.7			22,933.4
Other liabilities	7,431.0			7,148.8
Shareholders’ equity	18,155.5			17,661.8

Total liabilities and shareholders’ equity	$182,343.3			$180,500.9

Interest Rate Spread			2.26%			2.25%

Net Interest Income - FTE[1]		$1,185.2			$1,173.9

Net Interest Margin[2]			2.94%			2.93%

[1]	The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income-FTE by average total earning assets. During the second quarter of 2006, the net interest margin calculation was revised as a result of the Company segregating certain noninterest earning trading assets that had previously been included with interest earning trading assets. All prior periods presented were restated to reflect this refinement. Management believes this refined method to be a more reflective measure of net interest margin due to the interest earning nature of these assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	June 30, 2006			March 31, 2006			December 31, 2005
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$34,348.0	$515.1	6.00%	$31,489.6	$456.4	5.80%	$29,893.4	$422.7	5.66%
Real estate construction	12,180.6	226.4	7.45	11,117.5	195.6	7.14	10,147.9	173.9	6.80
Real estate home equity lines	13,517.5	253.6	7.52	13,389.9	235.1	7.12	13,067.7	218.2	6.62
Real estate commercial	12,840.8	215.5	6.73	12,780.4	204.4	6.49	12,792.1	201.7	6.26
Commercial - FTE[1]	33,993.0	516.7	6.10	33,064.5	482.8	5.92	32,997.2	466.5	5.61
Business credit card	307.0	4.6	5.96	278.1	4.4	6.30	271.8	4.2	6.21
Consumer - direct	4,251.1	75.9	7.16	5,284.8	84.2	6.46	5,438.2	83.8	6.11
Consumer - indirect	8,385.8	117.0	5.60	8,553.0	115.2	5.46	8,899.1	122.0	5.44
Nonaccrual and restructured	320.7	3.1	3.88	304.5	4.1	5.52	320.2	3.5	4.31

Total loans	120,144.5	1,927.9	6.44	116,262.3	1,782.2	6.22	113,827.6	1,696.5	5.91
Securities available for sale:
Taxable	24,621.2	294.8	4.79	23,927.9	283.1	4.73	24,005.4	273.8	4.56
Tax-exempt - FTE[1]	933.6	13.7	5.85	916.5	13.4	5.85	908.1	13.3	5.87

Total securities available for sale - FTE[1]	25,554.8	308.5	4.83	24,844.4	296.5	4.77	24,913.5	287.1	4.61
Funds sold and securities purchased under agreements to resell	1,244.1	15.2	4.83	1,130.1	12.0	4.23	1,068.4	10.4	3.82
Loans held for sale	9,929.3	163.7	6.59	11,359.6	177.9	6.26	11,980.8	180.9	6.04
Interest-bearing deposits	27.0	0.3	4.73	293.6	2.4	3.34	31.9	0.3	3.96
Interest earning trading assets[2]	1,989.1	28.7	5.78	1,853.0	28.1	6.16	1,667.6	20.2	4.80

Total earning assets	158,888.8	2,444.3	6.17	155,743.0	2,299.1	5.99	153,489.8	2,195.4	5.67
Allowance for loan and lease losses	(1,050.1)			(1,037.8)			(1,034.8)
Cash and due from banks	3,899.6			4,056.0			4,349.2
Premises and equipment	1,908.0			1,871.1			1,833.5
Other assets	14,660.1			14,402.6			14,370.1
Noninterest earning trading assets[2]	909.7			970.6			890.1
Unrealized gains on securities available for sale, net	1,528.0			1,612.8			1,871.2

Total assets	$180,744.1			$177,618.3			$175,769.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$16,811.2	$67.0	1.60%	$17,000.0	$60.5	1.44%	$17,011.3	$52.2	1.22%
Money market accounts	25,091.3	163.4	2.61	25,628.4	146.6	2.32	25,797.6	128.6	1.98
Savings	5,161.0	16.2	1.26	5,291.2	15.0	1.15	5,472.9	13.7	0.99
Consumer time	15,471.7	146.7	3.80	13,894.6	117.3	3.42	13,231.5	106.8	3.20
Other time	10,779.1	114.8	4.27	9,579.6	91.7	3.88	9,050.8	82.2	3.60

Total interest-bearing consumer and commercial deposits	73,314.3	508.1	2.78	71,393.8	431.1	2.45	70,564.1	383.5	2.16
Brokered deposits	17,692.0	218.6	4.89	15,447.9	172.7	4.47	13,658.6	142.8	4.09
Foreign deposits	9,502.3	117.5	4.89	9,203.8	101.8	4.42	7,351.3	74.9	3.99

Total interest-bearing deposits	100,508.6	844.2	3.37	96,045.5	705.6	2.98	91,574.0	601.2	2.60
Funds purchased	4,402.3	54.2	4.87	3,974.9	43.8	4.40	4,742.3	47.9	3.95
Securities sold under agreements to repurchase	7,184.1	79.4	4.37	6,865.1	68.4	3.99	6,452.1	58.1	3.53
Other short-term borrowings	1,252.4	18.0	5.78	1,866.6	25.2	5.47	2,800.6	30.7	4.35
Long-term debt	18,438.0	258.5	5.62	20,413.0	256.7	5.10	21,189.9	250.4	4.69

Total interest-bearing liabilities	131,785.4	1,254.3	3.82	129,165.1	1,099.7	3.45	126,758.9	988.3	3.09
Noninterest-bearing deposits	23,858.0			23,898.6			24,693.0
Other liabilities	7,796.3			7,502.8			7,441.6
Shareholders’ equity	17,304.4			17,051.8			16,875.6

Total liabilities and shareholders’ equity	$180,744.1			$177,618.3			$175,769.1

Interest Rate Spread			2.35%			2.54%			2.58%

Net Interest Income - FTE[1]		$1,190.0			$1,199.4			$1,207.1

Net Interest Margin[2]			3.00%			3.12%			3.12%

[1]	The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets. During the second quarter of 2006, the net interest margin calculation was revised as a result of the Company segregating certain noninterest earning trading assets that had previously been included with interest earning trading assets. All prior periods presented were restated to reflect this refinement. Management believes this refined method to be a more reflective measure of net interest margin due to the interest earning nature of these assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Twelve Months Ended
	December 31, 2006			December 31, 2005
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$33,523.5	$2,022.6	6.03%	$26,972.2	$1,459.4	5.41%
Real estate construction	12,333.9	923.8	7.49	9,621.6	598.9	6.22
Real estate home equity lines	13,565.2	1,032.3	7.61	12,361.1	740.4	5.99
Real estate commercial	12,803.7	866.6	6.77	11,865.6	691.4	5.83
Commercial - FTE[1]	33,836.1	2,087.4	6.17	32,852.2	1,688.7	5.14
Business credit card	315.3	19.1	6.09	226.7	14.9	6.58
Consumer - direct	4,460.8	313.6	7.03	5,690.7	336.3	5.91
Consumer - indirect	8,376.6	477.6	5.70	8,833.4	476.7	5.40
Nonaccrual and restructured	430.1	16.6	3.85	318.5	13.2	4.14

Total loans	119,645.2	7,759.6	6.49	108,742.0	6,019.9	5.54
Securities available for sale:
Taxable	23,430.9	1,146.8	4.89	25,557.9	1,137.0	4.45
Tax-exempt - FTE[1]	954.5	55.8	5.85	868.7	51.7	5.95

Total securities available for sale - FTE[1]	24,385.4	1,202.6	4.93	26,426.6	1,188.7	4.50
Funds sold and securities purchased under agreement to resell	1,158.6	57.0	4.92	1,404.8	43.2	3.08
Loans held for sale	11,082.8	728.0	6.57	8,447.8	485.7	5.75
Interest-bearing deposits	93.4	3.3	3.59	25.0	0.9	3.47
Interest earning trading assets[2]	2,063.3	129.5	6.28	1,593.6	68.4	4.29

Total earning assets	158,428.7	9,880.0	6.24	146,639.8	7,806.8	5.32
Allowance for loan and lease losses	(1,061.3)			(1,041.8)
Cash and due from banks	3,834.8			4,313.4
Premises and equipment	1,915.8			1,846.6
Other assets	14,619.1			13,585.9
Noninterest earning trading assets[2]	957.5			795.5
Unrealized gains on securities available for sale, net	1,620.5			1,949.4

Total assets	$180,315.1			$168,088.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$17,214.4	$307.8	1.79%	$17,213.7	$168.9	0.98%
Money market accounts	24,507.9	634.5	2.59	25,589.2	438.9	1.72
Savings	5,371.1	79.1	1.47	6,320.0	57.1	0.90
Consumer time	15,622.7	614.6	3.93	12,526.4	354.8	2.83
Other time	11,146.9	492.9	4.42	7,390.7	238.7	3.23

Total interest-bearing consumer and commercial deposits	73,863.0	2,128.9	2.88	69,040.0	1,258.4	1.82
Brokered deposits	17,425.7	880.5	5.05	10,182.2	354.5	3.48
Foreign deposits	9,064.5	455.3	5.02	6,869.3	220.1	3.20

Total interest-bearing deposits	100,353.2	3,464.7	3.45	86,091.5	1,833.0	2.13
Funds purchased	4,439.5	222.9	5.02	3,888.3	128.5	3.31
Securities sold under agreements to repurchase	7,087.0	320.1	4.52	6,443.0	183.7	2.85
Other short-term borrowings	1,507.1	90.0	5.96	2,663.5	94.9	3.57
Long-term debt	18,600.7	1,033.9	5.56	21,713.9	912.2	4.20

Total interest-bearing liabilities	131,987.5	5,131.6	3.89	120,800.2	3,152.3	2.61
Noninterest-bearing deposits	23,312.3			24,315.0
Other liabilities	7,468.6			6,447.3
Shareholders’ equity	17,546.7			16,526.3

Total liabilities and shareholders’ equity	$180,315.1			$168,088.8

Interest Rate Spread			2.35%			2.71%

Net Interest Income - FTE[1]		$4,748.4			$4,654.5

Net Interest Margin[2]			3.00%			3.17%

[1]	The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets. During the second quarter of 2006, the net interest margin calculation was revised as a result of the Company segregating certain noninterest earning trading assets that had previously been included with interest earning trading assets. All prior periods presented were restated to reflect this refinement. Management believes this refined method to be a more reflective measure of net interest margin due to the interest earning nature of these assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31		% Change[1]	December 31		% Change[1]
	2006	2005		2006	2005
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,087,316	$1,029,855	5.6%	$1,028,128	$1,050,024	(2.1)%
Provision for loan losses	75,806	48,126	57.5	222,536	176,886	25.8
Charge-offs
Commercial	(59,031)	(23,157)	NM	(114,701)	(111,996)	2.4
Real estate:
Home equity lines	(11,038)	(7,930)	39.2	(28,816)	(24,548)	17.4
Construction	(1,230)	(3,265)	(62.3)	(2,281)	(6,001)	(62.0)
Residential mortgages	(7,806)	(5,984)	30.4	(29,596)	(22,793)	29.8
Commercial real estate	(4,256)	(1,551)	NM	(8,050)	(3,097)	NM
Consumer:
Direct	(5,924)	(9,714)	(39.0)	(22,010)	(37,199)	(40.8)
Indirect	(25,450)	(28,136)	(9.5)	(82,315)	(109,611)	(24.9)

Total charge-offs	(114,735)	(79,737)	43.9	(287,769)	(315,245)	(8.7)

Recoveries
Commercial	6,657	9,561	(30.4)	29,971	36,308	(17.5)
Real estate:
Home equity lines	1,529	1,877	(18.5)	6,840	6,163	11.0
Construction	755	90	NM	2,040	798	NM
Residential mortgages	1,686	2,409	(30.0)	7,909	8,124	(2.6)
Commercial real estate	1,748	369	NM	6,212	2,678	NM
Consumer:
Direct	2,805	3,559	(21.2)	12,126	13,509	(10.2)
Indirect	9,754	12,019	(18.8)	45,328	48,883	(7.3)

Total recoveries	24,934	29,884	(16.6)	110,426	116,463	(5.2)

Net charge-offs	(89,801)	(49,853)	80.1	(177,343)	(198,782)	(10.8)

Allowance for loan and lease losses - ending	$1,073,321	$1,028,128	4.4	$1,073,321	$1,028,128	4.4

Net charge-offs to average loans (annualized)
Commercial	0.60%	0.16%	NM %	0.25%	0.23%	8.4%
Real estate:
Home equity lines	0.27	0.18	52.7	0.16	0.15	8.0
Construction	0.01	0.12	(88.1)	—	0.05	(100.0)
Residential mortgages	0.07	0.05	40.2	0.06	0.05	28.6
Commercial real estate	0.08	0.04	NM	0.01	—	100.0
Consumer:
Direct	0.30	0.45	(33.1)	0.22	0.42	(47.2)
Indirect	0.75	0.72	4.8	0.44	0.68	(35.2)
Total net charge-offs to total average loans	0.29%	0.17%	70.6%	0.15%	0.18%	(16.7)%
Period Ended
Nonaccrual loans
Commercial	$237,269	$70,880	NM %
Real estate:
Construction	38,646	24,442	58.1
Residential mortgages	286,676	103,317	NM
Commercial real estate	55,365	44,603	24.1
Consumer loans	16,302	28,732	(43.3)

Total nonaccrual loans	634,258	271,974	NM
Restructured loans	27,993	24,399	14.7

Total nonperforming loans	662,251	296,373	NM
Other real estate owned (OREO)	55,460	30,682	80.8
Other repossessed assets	6,617	7,160	(7.6)

Total nonperforming assets	$724,328	$334,215	NM

Total accruing loans past due 90 days or more	$351,515	$371,491	(5.4)%

Total nonperforming loans to total loans	0.55%	0.26%	NM %
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.60	0.29	NM
Allowance to period-end loans	0.88	0.90	(2.2)
Allowance to nonperforming loans	162.1	346.9	(53.4)

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended
	December 31 2006	September 30 2006	% Change [1]	June 30 2006	March 31 2006	December 31 2005
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,087,316	$1,061,862	2.4%	$1,039,247	$1,028,128	$1,029,855
Provision for loan losses	75,806	61,568	23.1	51,759	33,403	48,126
Charge-offs
Commercial	(59,031)	(23,062)	NM	(19,155)	(13,453)	(23,157)
Real estate:
Home equity lines	(11,038)	(6,460)	70.9	(5,534)	(5,784)	(7,930)
Construction	(1,230)	(814)	51.1	(109)	(128)	(3,265)
Residential mortgages	(7,806)	(9,113)	(14.3)	(6,373)	(6,304)	(5,984)
Commercial real estate	(4,256)	(487)	NM	(2,346)	(961)	(1,551)
Consumer:
Direct	(5,924)	(4,544)	30.4	(5,408)	(6,134)	(9,714)
Indirect	(25,450)	(18,639)	36.5	(16,724)	(21,502)	(28,136)

Total charge-offs	(114,735)	(63,119)	81.8	(55,649)	(54,266)	(79,737)

Recoveries
Commercial	6,657	9,636	(30.9)	6,595	7,083	9,561
Real estate:
Home equity lines	1,529	1,618	(5.5)	1,743	1,950	1,877
Construction	755	520	45.2	711	54	90
Residential mortgages	1,686	1,831	(7.9)	2,123	2,269	2,409
Commercial real estate	1,748	475	NM	595	3,394	369
Consumer:
Direct	2,805	2,713	3.4	3,014	3,594	3,559
Indirect	9,754	10,212	(4.5)	11,724	13,638	12,019

Total recoveries	24,934	27,005	(7.7)	26,505	31,982	29,884

Net charge-offs	(89,801)	(36,114)	NM	(29,144)	(22,284)	(49,853)

Allowance for loan and lease losses - ending	$1,073,321	$1,087,316	(1.3)	$1,061,862	$1,039,247	$1,028,128

Net charge-offs to average loans (annualized)
Commercial	0.60%	0.15%	NM %	0.15%	0.08%	0.16%
Real estate:
Home equity lines	0.27	0.14	96.4	0.11	0.12	0.18
Construction	0.01	0.01	—	(0.02)	—	0.12
Residential mortgages	0.07	0.08	(12.4)	0.05	0.05	0.05
Commercial real estate	0.08	—	100.0	0.05	(0.08)	0.04
Consumer:
Direct	0.30	0.17	76.8	0.23	0.19	0.45
Indirect	0.75	0.40	88.7	0.24	0.37	0.72
Total net charge-offs to total average loans	0.29%	0.12%	NM %	0.10%	0.08%	0.17%

Period Ended
Nonaccrual loans
Commercial	$237,269	$263,684	(10.0)%	$69,184	$52,911	$70,880
Real estate:
Construction	38,646	26,508	45.8	21,743	28,130	24,442
Residential mortgages	286,676	189,218	51.5	136,101	115,800	103,317
Commercial real estate	55,365	54,394	1.8	53,081	45,626	44,603
Consumer loans	16,302	22,685	(28.1)	18,861	20,327	28,732

Total nonaccrual loans	634,258	556,489	14.0	298,970	262,794	271,974
Restructured loans	27,993	28,934	(3.3)	28,292	26,949	24,399

Total nonperforming loans	662,251	585,423	13.1	327,262	289,743	296,373
Other real estate owned (OREO)	55,460	41,690	33.0	35,576	38,920	30,682
Other repossessed assets	6,617	6,670	(0.8)	6,953	5,652	7,160

Total nonperforming assets	$724,328	$633,783	14.3	$369,791	$334,315	$334,215

Total accruing loans past due 90 days or more	$351,515	$301,878	16.4%	$284,938	$399,462	$371,491

Total nonperforming loans to total loans	0.55%	0.48%	14.6%	0.27%	0.25%	0.26%
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.60	0.52	15.4	0.31	0.28	0.29
Allowance to period-end loans	0.88	0.90	(2.2)	0.88	0.88	0.90
Allowance to nonperforming loans	162.1	185.7	(12.7)	324.5	358.7	346.9

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended December 31				Twelve Months Ended December 31
	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$348,018	$613,467	$151,388	$1,112,873	$424,143	$482,392	$154,916	$1,061,451
Amortization	(23,275)	(42,643)	(4,918)	(70,836)	(99,400)	(166,482)	(19,565)	(285,447)
Servicing rights originated	—	86,780	—	86,780	—	341,694	—	341,694
Lighthouse Partners client relationships and noncompete agreements	—	—	—	—	—	—	11,119	11,119
Sale of Carswell of Carolina, Inc.	—	—	(5,850)	(5,850)	—	—	(5,850)	(5,850)

Balance, December 31, 2005	$324,743	$657,604	$140,620	$1,122,967	$324,743	$657,604	$140,620	$1,122,967

Balance, beginning of period	$261,161	$724,323	$134,618	$1,120,102	$324,743	$657,604	$140,620	$1,122,967
Amortization	(19,547)	(55,652)	(4,757)	(79,956)	(84,214)	(195,627)	(19,012)	(298,853)
Servicing rights originated	—	141,897	—	141,897	—	503,801	—	503,801
Community Bank of Florida branch acquisition	—	—	—	—	1,085	—	—	1,085
Reclass to trading assets	—	—	—	—	—	—	(1,050)	(1,050)
Purchase of AMA, LLC minority shares	—	—	—	—	—	—	5,072	5,072
Sale/securitization of mortgage servicing rights	—	(59)	—	(59)	—	(155,269)	—	(155,269)
Issuance of noncompete agreement	—	—	—	—	—	—	4,231	4,231

Balance, December 31, 2006	$241,614	$810,509	$129,861	$1,181,984	$241,614	$810,509	$129,861	$1,181,984

	Three Months Ended
	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
COMMON SHARE ROLLFORWARD
Beginning balance	363,868	364,129	363,339	361,984	361,248
Acquisition and contingent consideration	—	—	—	203	—
Common shares issued/exchanged for employee benefit plans, stock option, performance stock and restricted stock activity	961	1,379	790	2,687	736
Acquisition of treasury stock	(9,926)	(1,640)	—	(1,535)	—

Ending balance	354,903	363,868	364,129	363,339	361,984

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [1]	9,962	1,660	29	1,564	18
Average price per share of repurchased common shares	$77.76	$76.69	$75.73	$70.82	$73.67
Total cost to acquire treasury shares	$870,669	$125,752	$—	$108,622	$—
Maximum number of common shares that may yet be purchased under plans or programs [2]	8,360	8,360	10,000	10,000	3,253

[1]	This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.
[2]	This figure does not include a Board authorization in August 2006 to purchase the greater of $1,000,000,000 or 13,333,334 shares of the Company’s common stock, of which authority the Company has used $870,669,000 to repurchase 9,962,000 shares.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005	December 31 2006	December 31 2005
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income	$531,366	$535,588	$544,002	$531,527	$518,471	$2,142,483	$1,987,239
Securities (gains)/losses, net of tax	(21,934)	56,926	(3,632)	(64)	(372)	31,296	4,436

Net income excluding net securities gains and losses	509,432	592,514	540,370	531,463	518,099	2,173,779	1,991,675
The Coca-Cola Company dividend, net of tax	(13,316)	(13,317)	(13,316)	(13,317)	(12,027)	(53,267)	(48,112)

Net income excluding net securities (gains)/losses and The Coca-Cola Company dividend	496,116	579,197	527,054	518,146	506,072	2,120,512	1,943,563

Preferred dividends	7,729	—	—	—	—	7,729	—

Net income available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company dividend	$488,387	$579,197	$527,054	$518,146	$506,072	$2,112,783	$1,943,563

Total average assets	$182,343,274	$180,500,921	$180,744,146	$177,618,283	$175,769,140	$180,315,146	$168,088,771
Average net unrealized securities gains	(1,965,367)	(1,374,648)	(1,528,041)	(1,612,808)	(1,871,230)	(1,620,509)	(1,949,436)

Average assets less net unrealized securities gains	$180,377,907	$179,126,273	$179,216,105	$176,005,475	$173,897,910	$178,694,637	$166,139,335

Total average common shareholders’ equity	17,655,469	17,558,581	17,304,451	17,051,805	16,875,645	$17,394,685	16,526,282
Average accumulated other comprehensive income	(1,202,004)	(821,317)	(915,885)	(963,683)	(1,126,701)	(975,952)	(1,220,508)

Total average realized common shareholders’ equity	$16,453,465	$16,737,264	$16,388,566	$16,088,122	$15,748,944	$16,418,733	15,305,774

Return on average total assets	1.16%	1.18%	1.21%	1.21%	1.17%	1.19%	1.18%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	(0.07)	0.10	(0.03)	(0.02)	(0.02)	0.00	(0.01)

Return on average total assets less net unrealized securities gains [1]	1.09%	1.28%	1.18%	1.19%	1.15%	1.19%	1.17%

Return on average common shareholders’ equity	11.77%	12.10%	12.61%	12.64%	12.19%	12.27%	12.02%
Impact of excluding net realized and unrealized securities (gains)/ losses and The Coca-Cola Company dividend	0.01	1.63	0.29	0.42	0.56	0.60	0.68

Return on average realized common shareholders’ equity [2]	11.78%	13.73%	12.90%	13.06%	12.75%	12.87%	12.70%

Efficiency ratio [3]	59.67%	59.30%	58.78%	59.80%	60.20%	59.39%	60.06%
Impact of excluding amortization of intangible assets	(1.18)	(1.27)	(1.25)	(1.33)	(1.41)	(1.26)	(1.52)

Tangible efficiency ratio [4]	58.49%	58.03%	57.53%	58.47%	58.79%	58.13%	58.54%

Total shareholders’ equity	$17,838,618	$18,589,307	$17,423,920	$17,157,448	$16,887,395
Goodwill	(6,889,860)	(6,903,001)	(6,900,222)	(6,897,105)	(6,835,168)
Other intangible assets including mortgage servicing rights (“MSRs”)	(1,181,984)	(1,120,102)	(1,141,346)	(1,123,463)	(1,122,967)
Mortgage servicing rights	810,510	724,323	720,374	680,837	657,604

Tangible equity	$10,577,284	$11,290,527	$10,102,726	$9,817,717	$9,586,864

Total assets	$182,201,609	$183,104,553	$181,143,444	$178,876,476	$179,712,841
Goodwill	(6,889,860)	(6,903,001)	(6,900,222)	(6,897,105)	(6,835,168)
Other intangible assets including MSRs	(1,181,984)	(1,120,102)	(1,141,346)	(1,123,463)	(1,122,967)
Mortgage servicing rights	810,510	724,323	720,374	680,837	657,604

Tangible assets	$174,940,275	$175,805,773	$173,822,250	$171,536,745	$172,412,310

Tangible equity to tangible assets [5]	6.05%	6.42%	5.81%	5.72%	5.56%
Noninterest income	$882,566	$858,931	$875,369	$851,506	$797,923	$3,468,372	$3,155,044
Net securities (gains)/losses	(35,377)	91,816	(5,858)	(104)	(600)	50,477	7,155
Net gain on sale of RCM assets	—	—	—	—	—	—	(23,382)
Net gain on sale of Bond Trustee business	—	(112,759)	—	—	—	(112,759)	—

Total noninterest income excluding net securities (gains)/losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business [6]	$847,189	$837,988	$869,511	$851,402	$797,323	$3,406,090	$3,138,817

Net interest income	$1,161,289	$1,151,392	$1,168,743	$1,179,041	$1,187,036	$4,660,465	$4,578,966
Taxable-equivalent adjustment	23,877	22,468	21,283	20,338	20,025	87,966	75,492

Net interest income - FTE	1,185,166	1,173,860	1,190,026	1,199,379	1,207,061	4,748,431	4,654,458
Noninterest income	882,566	858,931	875,369	851,506	797,923	3,468,372	3,155,044

Total revenue - FTE	2,067,732	2,032,791	2,065,395	2,050,885	2,004,984	8,216,803	7,809,502
Net securities (gains)/losses	(35,377)	91,816	(5,858)	(104)	(600)	50,477	7,155
Net gain on sale of RCM assets	—	—	—	—	—	—	(23,382)
Net gain on sale of Bond Trustee business	—	(112,759)	—	—	—	(112,759)	—

Total revenue - FTE excluding net securities (gains)/losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business [6]	$2,032,355	$2,011,848	$2,059,537	$2,050,781	$2,004,384	$8,154,521	$7,793,275

[1]	SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers reflect primarily adjustments to remove the effects of the Company’s securities portfolio which includes the ownership by the Company of 48.2 million shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average assets less net unrealized securities gains.
[2]	The Company believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the long term holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income available to common shareholders, excluding securities gains/losses and The Coca -Cola Company dividend, by average realized common shareholders’ equity.
[3]	Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[4]	SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
[5]	SunTrust presents a tangible equity to tangible assets ratio that excludes the impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company) it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
[6]	SunTrust presents total noninterest income and total revenue-FTE excluding realized net securities gains/losses, the net gain on the sale of RCM assets and the net gain on the sale of the Bond Trustee business. The Company believes total noninterest income and total revenue-FTE without net securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of RCM assets and the net gain on the sale of the Bond Trustee business because the Company believes the exclusion of the net gains are more indicative of normalized operations.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE, continued

(Dollars in thousands) (Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005	December 31 2006	December 31 2005
SELECTED NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]
Noninterest expense	$1,233,777	$1,205,499	$1,214,093	$1,226,491	$1,206,927	$4,879,860	$4,690,729
Merger expense	—	—	—	—	(6,538)	—	(98,642)
Loss on extinguishment of debt	(11,665)	—	—	—	—	(11,665)	—

Noninterest expense excluding merger expense and loss on extinguishment of debt	1,222,112	1,205,499	1,214,093	1,226,491	1,200,389	4,868,195	4,592,087
Amortization of intangible assets	(24,304)	(25,792)	(25,885)	(27,245)	(28,192)	(103,226)	(118,964)

Noninterest expense excluding merger expense, loss on extinguishment of debt and amortization of intangible assets	$1,197,808	$1,179,707	$1,188,208	$1,199,246	$1,172,197	$4,764,969	$4,473,123

Return on average total assets	1.16%	1.18%	1.21%	1.21%	1.17%	1.19%	1.18%
Impact of excluding merger expense	—	—	—	—	0.01	—	0.04
Impact of excluding loss on extinguishment of debt	0.02	—	—	—	—	—	—

Return on average total assets excluding merger expense and loss on extinguishment of debt [2]	1.18%	1.18%	1.21%	1.21%	1.18%	1.19%	1.22%

Return on average common shareholders’ equity	11.77%	12.10%	12.61%	12.64%	12.19%	12.27%	12.02%
Impact of excluding merger expense	—	—	—	—	0.09	—	0.37
Impact of excluding loss on extinguishment of debt	0.26	—	—	—	—	0.07	—

Return on average common shareholders’ equity excluding merger expense and loss on extinguishment of debt [3]	12.03%	12.10%	12.61%	12.64%	12.28%	12.34%	12.39%

Efficiency ratio [4]	59.67%	59.30%	58.78%	59.80%	60.20%	59.39%	60.06%
Impact of excluding merger expense	—	—	—	—	(0.33)	—	(1.26)
Impact of excluding loss on extinguishment of debt	(1.75)	—	—	—	—	(1.40)

Efficiency ratio excluding merger expense and loss on extinguishment of debt	57.93%	59.30%	58.78%	59.80%	59.87%	57.99%	58.80%

Tangible efficiency ratio [5]	58.49%	58.03%	57.53%	58.47%	58.79%	58.13%	58.54%
Impact of excluding merger expense	—	—	—	—	(0.33)	—	(1.26)
Impact of excluding loss on extinguishment of debt	(0.56)	—	—	—	—	(0.14)	—

Tangible efficiency ratio excluding merger expense and loss on extinguishment of debt	57.93%	58.03%	57.53%	58.47%	58.79%	57.99%	57.28%

First six months compared to last six months

	First Six Months Ended June 30		% Change	Last Six Months Ended December 31		% Change
	2006	2005		2006	2005
Noninterest expense	2,440,584	2,306,731	5.80	2,439,276	2,383,998	2.32
Merger expense	—	(80,000)	(100.00)	—	(18,642)	(100.00)
Loss on extinguishment of debt	—	—	—	(11,665)	—	100.00

Noninterest expense before merger expense and loss on extinguishment of debt	2,440,584	2,226,731	9.60	2,427,611	2,365,356	2.63

[1]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of National Commerce Financial (“NCF”). The Company also presents selected financial data that further excludes the loss on extinguishment of debt and amortization of intangible assets. The Company believes the exclusion of these measures is more reflective of normalized operations. Management believes it is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven.
[2]	Computed by dividing annualized net income excluding merger expense and loss on extinguishment of debt by average total assets.
[3]	Computed by dividing annualized net income available to common shareholders excluding merger expense and loss on extinguishment of debt by average common shareholders’ equity.
[4]	Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
[5]	SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

SunTrust Banks, Inc. and Subsidiaries

QUARTER-TO-QUARTER COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE (UNAUDITED)

	Three Months Ended
	December 31 2006	September 30 2006	Increase/(Decrease)		Sequential Annualized [2] %	December 31 2006	December 31 2005	Increase/(Decrease)
			Amount	%				Amount	%
STATEMENTS OF INCOME (Dollars in thousands)
NET INTEREST INCOME	$1,161,289	$1,151,392	$9,897	0.9%	3.4%	$1,161,289	$1,187,036	$(25,747)	(2.2)%
Provision for loan losses	75,806	61,568	14,238	23.1	92.5	75,806	48,126	27,680	57.5

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,085,483	1,089,824	(4,341)	(0.4)	(1.6)	1,085,483	1,138,910	(53,427)	(4.7)

NONINTEREST INCOME
Service charges on deposit accounts	191,628	194,262	(2,634)	(1.4)	(5.4)	191,628	196,792	(5,164)	(2.6)
Trust and investment management income	169,248	173,717	(4,469)	(2.6)	(10.3)	169,248	172,900	(3,652)	(2.1)
Retail investment services	65,000	55,544	9,456	17.0	68.1	65,000	53,250	11,750	22.1
Other charges and fees	122,386	113,347	9,039	8.0	31.9	122,386	115,507	6,879	6.0
Investment banking income	71,211	47,046	24,165	51.4	NM	71,211	59,727	11,484	19.2
Trading account profits and commissions	9,586	20,404	(10,818)	(53.0)	NM	9,586	27,418	(17,832)	(65.0)
Card fees	64,187	64,916	(729)	(1.1)	(4.5)	64,187	57,688	6,499	11.3
Mortgage production related income	47,476	50,336	(2,860)	(5.7)	(22.7)	47,476	34,817	12,659	36.4
Mortgage servicing related income	8,994	36,633	(27,639)	(75.4)	NM	8,994	13,519	(4,525)	(33.5)
Other noninterest income	97,473	81,783	15,690	19.2	76.7	97,473	65,705	31,768	48.3

Noninterest income before net securities gains/(losses) and net gain on sale of Bond Trustee business [1]	847,189	837,988	9,201	1.1	4.4	847,189	797,323	49,866	6.3
Net gain on sale of Bond Trustee business	—	112,759	(112,759)	(100.0)	NM	—	—	—	—

Noninterest income before net securities gains/(losses)[1]	847,189	950,747	(103,558)	(10.9)	(43.6)	847,189	797,323	49,866	6.3
Net securities gains/(losses)	35,377	(91,816)	127,193	NM	NM	35,377	600	34,777	NM

Total noninterest income	882,566	858,931	23,635	2.8	11.0	882,566	797,923	84,643	10.6

NONINTEREST EXPENSE
Employee compensation and benefits	657,093	674,322	(17,229)	(2.6)	(10.2)	657,093	643,801	13,292	2.1
Net occupancy expense	85,846	85,613	233	0.3	1.1	85,846	83,217	2,629	3.2
Outside processing and software	101,538	98,699	2,839	2.9	11.5	101,538	92,305	9,233	10.0
Equipment expense	49,234	50,249	(1,015)	(2.0)	(8.1)	49,234	49,494	(260)	(0.5)
Marketing and customer development	45,249	35,932	9,317	25.9	NM	45,249	50,133	(4,884)	(9.7)
Amortization of intangible assets	24,304	25,792	(1,488)	(5.8)	(23.1)	24,304	28,192	(3,888)	(13.8)
Other noninterest expense	258,848	234,892	23,956	10.2	40.8	258,848	253,247	5,601	2.2

Noninterest expense before merger expense and loss on extinguishment of debt	1,222,112	1,205,499	16,613	1.4	5.5	1,222,112	1,200,389	21,723	1.8

Merger expense	—	—	—	—	—	—	6,538	(6,538)	(100.0)
Loss on extinguishment of debt	11,665	—	11,665	100.0	NM	11,665	—	11,665	100.0

Total noninterest expense	1,233,777	1,205,499	28,278	2.3	9.4	1,233,777	1,206,927	26,850	2.2

INCOME BEFORE INCOME TAXES	734,272	743,256	(8,984)	(1.2)	(4.8)	734,272	729,906	4,366	0.6
Provision for income taxes	202,906	207,668	(4,762)	(2.3)	(9.2)	202,906	211,435	(8,529)	(4.0)

NET INCOME	531,366	535,588	(4,222)	(0.8)	(3.2)	531,366	518,471	12,895	2.5
Preferred dividends	7,729	—	7,729	100.0	NM	7,729	—	7,729	100.0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	523,637	535,588	(11,951)	(2.2)	(8.9)	523,637	518,471	5,166	1.0
Merger expense, net of tax	—	—	—	—	—	—	4,053	(4,053)	(100.0)
Net securities (gains)/losses, net of tax	(21,934)	56,926	(78,860)	NM	NM	(21,934)	(372)	(21,562)	NM
Net gain on sale of Bond Trustee business, net of tax	—	(69,911)	69,911	100.0	NM	—	—	—	—
Loss on extinguishment of debt, net of tax	7,232	—	7,232	100.0	NM	7,232	—	7,232	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS EXCLUDING MERGER EXPENSE, NET SECURITIES (GAINS)/LOSSES, NET GAIN ON SALE OF BOND TRUSTEE BUSINESS AND LOSS ON EXTINGUISHMENT OF DEBT [1]	$508,935	$522,603	$(13,668)	(2.6)%	(10.5)%	$508,935	$522,152	$(13,217)	(2.5)%

REVENUE (Dollars in thousands)
Net interest income	$1,161,289	$1,151,392	$9,897	0.9%	3.4%	$1,161,289	$1,187,036	$(25,747)	(2.2)%
Taxable-equivalent adjustment	23,877	22,468	1,409	6.3	25.1	23,877	20,025	3,852	19.2

Net interest income - FTE	1,185,166	1,173,860	11,306	1.0	3.9	1,185,166	1,207,061	(21,895)	(1.8)
Noninterest income	882,566	858,931	23,635	2.8	11.0	882,566	797,923	84,643	10.6

Total revenue - FTE	2,067,732	2,032,791	34,941	1.7	6.9	2,067,732	2,004,984	62,748	3.1
Net securities (gains)/losses	(35,377)	91,816	(127,193)	NM	NM	(35,377)	(600)	(34,777)	NM

Total revenue - FTE excluding net securities (gains)/losses	2,032,355	2,124,607	(92,252)	(4.3)	(17.4)	2,032,355	2,004,384	27,971	1.4
Net gain on sale of Bond Trustee business	—	(112,759)	112,759	100.0	NM	—	—	—	—

Total revenue - FTE excluding net securities (gains)/losses and net gain on sale of Bond Trustee business	$2,032,355	$2,011,848	$20,507	1.0%	4.1%	$2,032,355	$2,004,384	$27,971	1.4%

SELECTED AVERAGE BALANCES (Dollars in millions)
Average loans
Commercial	$33,965	$34,307	$(342)	(1.0)%	(4.0)%	$33,965	$32,997	$968	2.9%
Real estate home equity lines	13,723	13,626	97	0.7	2.8	13,723	13,068	655	5.0
Real estate construction	13,204	12,806	398	3.1	12.4	13,204	10,148	3,056	30.1
Real estate 1-4 family	34,345	33,876	469	1.4	5.5	34,345	29,894	4,451	14.9
Real estate commercial	12,785	12,808	(23)	(0.2)	(0.7)	12,785	12,792	(7)	(0.1)
Business credit card	352	324	28	8.5	34.4	352	272	80	29.1
Consumer - direct	4,116	4,207	(91)	(2.2)	(8.5)	4,116	5,438	(1,322)	(24.3)
Consumer - indirect	8,232	8,339	(107)	(1.3)	(5.1)	8,232	8,899	(667)	(7.5)
Nonaccrual and restructured	642	449	193	42.8	NM	642	320	322	NM

Total loans	$121,364	$120,742	$622	0.5%	2.1%	$121,364	$113,828	$7,536	6.6%

Average deposits
Noninterest bearing deposits	$22,578	$22,934	$(356)	(1.6)%	(6.2)%	$22,578	$24,693	$(2,115)	(8.6)%
NOW accounts	18,441	16,596	1,845	11.1	44.5	18,441	17,011	1,430	8.4
Money market accounts	23,076	24,267	(1,191)	(4.9)	(19.6)	23,076	25,798	(2,722)	(10.6)
Savings	5,437	5,591	(154)	(2.8)	(11.0)	5,437	5,473	(36)	(0.7)
Consumer and other time	29,021	28,255	766	2.7	10.8	29,021	22,282	6,739	30.2

Total consumer and commercial deposits	98,553	97,643	910	0.9	3.7	98,553	95,257	3,296	3.5
Brokered and foreign deposits	26,124	27,958	(1,834)	(6.6)	(26.2)	26,124	21,010	5,114	24.3

Total deposits	$124,677	$125,601	$(924)	(0.7)%	(2.9)%	$124,677	$116,267	$8,410	7.2%

SELECTED CREDIT DATA (Dollars in thousands)
Nonaccrual loans	$634,258	$556,489	$77,769	14.0%	55.9%	$634,258	$271,974	$362,284	NM %
Restructured loans	27,993	28,934	(941)	(3.3)	(13.0)	27,993	24,399	3,594	14.7

Total nonperforming loans	662,251	585,423	76,828	13.1	NM	662,251	296,373	365,878	NM
Other real estate owned (OREO)	55,460	41,690	13,770	33.0	NM	55,460	30,682	24,778	80.8
Other repossessed assets	6,617	6,670	(53)	(0.8)	(3.2)	6,617	7,160	(543)	(7.6)

Total nonperforming assets	$724,328	$633,783	$90,545	14.3%	57.1%	$724,328	$334,215	$390,113	NM %

Allowance for loan and lease losses	$1,073,321	$1,087,316	$(13,995)	(1.3)%	(5.1)%	$1,073,321	$1,028,128	$45,193	4.4%

[1]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of NCF. The Company believes the exclusion of merger expense is more reflective of normalized operations. SunTrust also presents selected financial data excluding net securities gains/(losses). The Company believes the exclusion of net securities gains/(losses) is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of the Bond Trustee business and the loss on extinguishment of debt because the Company believes the exclusion of these items provides better comparability and is more indicative of normalized operations.
[2]	Multiply percentage change by 4 to calculate sequential annualized change. Any sequential annualized change over 100 percent is labeled as “NM”. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

YEAR-TO-DATE COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE, continued (UNAUDITED)

	Twelve Months Ended
	December 31 2006	December 31 2005	Increase/(Decrease)
			Amount	%[1]
STATEMENTS OF INCOME (Dollars in thousands)
NET INTEREST INCOME	$4,660,465	$4,578,966	$81,499	1.8%
Provision for loan losses	222,536	176,886	45,650	25.8

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,437,929	4,402,080	35,849	0.8

NONINTEREST INCOME
Service charges on deposit accounts	763,720	772,519	(8,799)	(1.1)
Trust and investment management income	686,865	673,720	13,145	2.0
Retail investment services	233,974	213,274	20,700	9.7
Other charges and fees	462,063	456,481	5,582	1.2
Investment banking income	230,553	216,530	14,023	6.5
Trading account profits and commissions	113,047	145,120	(32,073)	(22.1)
Card fees	247,647	210,779	36,868	17.5
Mortgage production related income	217,428	144,885	72,543	50.1
Mortgage servicing related income	121,738	41,856	79,882	NM
Other noninterest income	329,055	263,653	65,402	24.8

Noninterest income before net securities gains/(losses), net gain on sale of RCM assets and net gain on sale of Bond Trustee business[2]	3,406,090	3,138,817	267,273	8.5
Net gain on sale of RCM assets	—	23,382	(23,382)	(100.0)
Net gain on sale of Bond Trustee business	112,759	—	112,759	100.0

Noninterest income before net securities gains/(losses)[2]	3,518,849	3,162,199	356,650	11.3
Net securities gains/(losses)	(50,477)	(7,155)	(43,322)	NM

Total noninterest income	3,468,372	3,155,044	313,328	9.9

NONINTEREST EXPENSE
Employee compensation and benefits	2,725,453	2,534,211	191,242	7.5
Net occupancy expense	334,213	312,070	22,143	7.1
Outside processing and software	393,576	357,387	36,189	10.1
Equipment expense	197,038	204,038	(7,000)	(3.4)
Marketing and customer development	173,205	156,711	16,494	10.5
Amortization of intangible assets	103,226	118,964	(15,738)	(13.2)
Other noninterest expense	941,484	908,706	32,778	3.6

Noninterest expense before merger expense and loss on extinguishment of debt	4,868,195	4,592,087	276,108	6.0

Merger expense	—	98,642	(98,642)	(100.0)
Loss on extinguishment of debt	11,665	—	11,665	100.0

Total noninterest expense	4,879,860	4,690,729	189,131	4.0

INCOME BEFORE INCOME TAXES	3,026,441	2,866,395	160,046	5.6
Provision for income taxes	883,958	879,156	4,802	0.5

NET INCOME	2,142,483	1,987,239	155,244	7.8
Preferred dividends	7,729	—	7,729	100.0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	2,134,754	1,987,239	147,515	7.4
Merger expense, net of tax	—	61,158	(61,158)	(100.0)
Net gain on sale of RCM assets, net of tax	—	(14,497)	(14,497)	(100.0)
Net securities (gains)/losses, net of tax	31,296	4,436	26,860	NM
Net gain on sale of Bond Trustee business, net of tax	(69,911)	—	69,911	(100.0)
Loss on extinguishment of debt, net of tax	7,232	—	(7,232)	100.0

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS EXCLUDING MERGER EXPENSE, NET GAIN ON SALE OF RCM ASSETS, NET SECURITIES (GAINS)/LOSSES, NET GAIN ON SALE OF BOND TRUSTEE BUSINESS AND LOSS ON EXTINGUISHMENT OF DEBT[2]	$2,103,371	2,038,336	$65,035	3.2%

REVENUE (Dollars in thousands)
Net interest income	$4,660,465	$4,578,966	$81,499	1.8%
Taxable-equivalent adjustment	87,966	75,492	12,474	16.5

Net interest income - FTE	4,748,431	4,654,458	93,973	2.0
Noninterest income	3,468,372	3,155,044	313,328	9.9

Total revenue - FTE	8,216,803	7,809,502	407,301	5.2
Net securities (gains)/losses	50,477	7,155	(43,322)	NM

Total revenue - FTE excluding net securities (gains)/losses	8,267,280	7,816,657	450,623	5.8
Net gain on sale of RCM assets	—	(23,382)	23,382	100.0
Net gain on sale of Bond Trustee business	(112,759)	—	(112,759)	(100.0)

Total revenue - FTE excluding net securities (gains)/losses, net gain on sale of RCM assets and net gain on sale of Bond Trustee business	$8,154,521	$7,793,275	$361,246	4.6%

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial	$33,836	$32,852	$984	3.0%
Real estate home equity lines	13,565	12,361	1,204	9.7
Real estate construction	12,334	9,622	2,712	28.2
Real estate 1-4 family	33,524	26,972	6,552	24.3
Real estate commercial	12,804	11,866	938	7.9
Business credit card	315	227	88	38.6
Consumer - direct	4,461	5,691	(1,230)	(21.6)
Consumer - indirect	8,376	8,833	(457)	(5.2)
Nonaccrual and restructured	430	318	112	35.0

Total loans	$119,645	$108,742	$10,903	10.0%

Average deposits
Noninterest bearing deposits	$23,312	$24,315	$(1,003)	(4.1)%
NOW accounts	17,214	17,214	—	—
Money market accounts	24,508	25,589	(1,081)	(4.2)
Savings	5,371	6,320	(949)	(15.0)
Consumer and other time	26,770	19,917	6,853	34.4

Total consumer and commercial deposits	97,175	93,355	3,820	4.1
Brokered and foreign deposits	26,490	17,052	9,438	55.3

Total deposits	$123,665	$110,407	$13,258	12.0%

[1]	Any change over 100 percent is labeled as “NM”. Those changes over 100 percent were not considered to be meaningful.
[2]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of NCF. The Company believes the exclusion of merger expense is more reflective of normalized operations. SunTrust also presents selected financial data excluding net securities gains/(losses). The Company believes the exclusion of net securities gains/(losses) is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of RCM assets, the net gain on the sale of the Bond Trustee business, and the loss on extinguishment of debt because the Company believes the exclusion of these items provides better comparability and is more indicative of normalized operations.

PRELIMINARY DATA

Retail Line of Business

(Dollars in thousands) (Unaudited)

	Three Months Ended		% Change	Twelve Months Ended		% Change
	December 31 2006	December 31 2005		December 31 2006	December 31 2005
Statement of Income

Net interest income	$585,342	$580,808	0.8%	$2,373,435	$2,195,449	8.1%
FTE adjustment	41	25	64.0	116	83	39.8

Net interest income - FTE	585,383	580,833	0.8	2,373,551	2,195,532	8.1
Provision for loan losses[1]	40,944	39,640	3.3	105,985	138,322	(23.4)

Net interest income after provision for loan losses - FTE	544,439	541,193	0.6	2,267,566	2,057,210	10.2

Noninterest income before securities gains/(losses)	254,277	264,938	(4.0)	1,050,190	1,023,389	2.6
Securities gains/(losses), net	(3)	—	(100)	(3)	(5)	(40.0)

Total noninterest income	254,274	264,938	(4.0)	1,050,187	1,023,384	2.6

Noninterest expense before amortization of intangible assets	516,044	518,971	(0.6)	2,049,744	1,954,131	4.9
Amortization of intangible assets	19,538	23,263	(16.0)	84,168	99,374	(15.3)

Total noninterest expense	535,582	542,234	(1.2)	2,133,912	2,053,505	3.9

Income before provision for income taxes	263,131	263,897	(0.3)	1,183,841	1,027,089	15.3
Provision for income taxes	96,786	96,644	0.1	433,254	381,744	13.5
FTE adjustment	41	25	64.0	116	83	39.8

Net income	$166,304	$167,228	(0.6)	$750,471	$645,262	16.3

Total revenue - FTE	$839,657	$845,771	(0.7)	$3,423,738	$3,218,916	6.4

Average Balance Sheet

Total loans	$31,028,373	$31,270,647	(0.8)%	$30,885,412	$30,411,605	1.6%
Goodwill	4,897,138	4,872,777	0.5	4,891,911	4,883,103	0.2
Other intangible assets excluding MSR’s	249,811	335,309	(25.5)	280,829	372,607	(24.6)
Total assets	37,516,125	38,134,814	(1.6)	37,795,826	36,870,411	2.5
Total deposits	69,541,644	66,443,254	4.7	68,997,610	65,238,773	5.8

Shareholders’ equity is not allocated at this time[2]

Performance Ratios
Efficiency ratio	63.79%	64.11%		62.33%	63.79%
Impact of excluding cost of intangible assets	(6.20)	(6.67)		(6.15)	(7.32)

Tangible efficiency ratio	57.59%	57.44%		56.18%	56.47%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

PRELIMINARY DATA

Commercial Line of Business

(Dollars in thousands) (Unaudited)

	Three Months Ended		% Change	Twelve Months Ended		% Change
	December 31 2006	December 31 2005		December 31 2006	December 31 2005
Statement of Income

Net interest income	$222,643	$223,265	(0.3)%	$900,519	$858,909	4.8%
FTE adjustment	10,718	9,998	7.2	41,418	38,201	8.4

Net interest income - FTE	233,361	233,263	—	941,937	897,110	5.0
Provision for loan losses[1]	2,493	7,057	(64.7)	9,701	25,360	(61.7)

Net interest income after provision for loan losses - FTE	230,868	226,206	2.1	932,236	871,750	6.9

Noninterest income before securities gains/(losses)	76,435	69,263	10.4	279,059	255,128	9.4
Securities gains/(losses), net	—	—	—	—	—	—

Total noninterest income	76,435	69,263	10.4	279,059	255,128	9.4

Noninterest expense before amortization of intangible assets	172,320	171,192	0.7	645,506	626,977	3.0
Amortization of intangible assets	—	—	—	—	—	—

Total noninterest expense	172,320	171,192	0.7	645,506	626,977	3.0

Income before provision for income taxes	134,983	124,277	8.6	565,789	499,901	13.2
Provision for income taxes	17,260	15,541	11.1	91,472	80,824	13.2
FTE adjustment	10,718	9,998	7.2	41,418	38,201	8.4

Net income	$107,005	$98,738	8.4	$432,899	$380,876	13.7

Total revenue - FTE	$309,796	$302,526	2.4	$1,220,996	$1,152,238	6.0

Average Balance Sheet

Total loans	$32,617,046	$30,988,353	5.3%	$32,438,562	$30,760,315	5.5%
Goodwill	1,263,946	1,261,388	0.2	1,263,760	1,264,374	—
Other intangible assets excluding MSR’s	—	—	—	—	—	—
Total assets	35,055,292	33,297,908	5.3	34,856,520	32,992,104	5.7
Total deposits	14,230,531	13,808,338	3.1	13,787,486	13,408,970	2.8

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	55.62%	56.59%		52.87%	54.41%
Impact of excluding cost of intangible assets	(2.38)	(2.50)		(2.28)	(2.61)

Tangible efficiency ratio	53.24%	54.09%		50.59%	51.80%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.

PRELIMINARY DATA

Corporate and Investment Banking Line of Business

(Dollars in thousands) (Unaudited)

	Three Months Ended		% Change	Twelve Months Ended		% Change
	December 31 2006	December 31 2005		December 31 2006	December 31 2005
Statement of Income
Net interest income	$44,813	$66,566	(32.7)%	$202,909	$243,417	(16.6)%
FTE adjustment	9,123	6,215	46.8	30,972	22,005	40.7

Net interest income - FTE	53,936	72,781	(25.9)	233,881	265,422	(11.9)
Provision for loan losses[1]	40,179	(2,447)	NM	45,133	14,808	NM

Net interest income after provision for loan losses - FTE	13,757	75,228	(81.7)	188,748	250,614	(24.7)

Noninterest income before securities gains/(losses)	207,012	138,308	49.7	670,396	637,982	5.1
Securities gains/(losses), net	—	1,298	(100.0)	(360)	1,543	NM

Total noninterest income	207,012	139,606	48.3	670,036	639,525	4.8

Noninterest expense before amortization of intangible assets	118,096	109,054	8.3	456,976	453,551	0.8
Amortization of intangible assets	122	122	—	488	521	(6.3)

Total noninterest expense	118,218	109,176	8.3	457,464	454,072	0.7

Income before provision for income taxes	102,551	105,658	(2.9)	401,320	436,067	(8.0)
Provision for income taxes	24,318	33,957	(28.4)	114,188	143,220	(20.3)
FTE adjustment	9,123	6,215	46.8	30,972	22,005	40.7

Net income	$69,110	$65,486	5.5	$256,160	$270,842	(5.4)

Total revenue - FTE	$260,948	$212,387	22.9	$903,917	$904,947	(0.1)

Measures excluding impact of RCM divestiture [4]

Net interest income - FTE				$233,881	$265,422	(11.9)%
RCM divestiture				—	(1,851)	(100.0)

Net interest income - FTE excluding RCM divestiture				$233,881	$263,571	(11.3)

Total noninterest income				$670,036	$639,525	4.8
RCM divestiture				—	(30,215)	(100.0)

Total noninterest income excluding RCM divestiture				$670,036	$609,310	10.0

Total revenue - FTE				$903,917	$904,947	(0.1)
RCM divestiture				—	(32,066)	(100.0)

Total revenue - FTE excluding RCM divestiture				$903,917	$872,881	3.6

Total noninterest expense				457,464	454,072	0.7
RCM divestiture				—	(5,366)	(100.0)

Total noninterest expense excluding RCM divestiture				$457,464	$448,706	2.0

Net income				$256,160	$270,842	(5.4)
RCM divestiture				—	(16,567)	(100.0)

Net income excluding RCM divestiture				$256,160	$254,275	0.7

Average Balance Sheet

Total loans	$16,630,660	$16,339,727	1.8%	$16,506,528	$15,286,019	8.0%
Goodwill	147,552	147,485	—	147,571	147,600	—
Other intangible assets excluding MSR’s	1,402	2,941	(52.3)	1,840	3,270	(43.7)
Total assets	24,485,580	23,195,485	5.6	23,967,653	21,259,491	12.7
Total deposits	2,868,987	3,614,194	(20.6)	3,116,800	3,289,047	(5.2)

Shareholders’ equity is not allocated at this time[2]

Performance Ratios
Efficiency ratio	45.30%	51.40%		50.61%	50.18%
Impact of excluding cost of intangible assets	(0.32)	(0.45)		(0.41)	(0.44)

Tangible efficiency ratio	44.98%	50.95%		50.20%	49.74%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[4]	SunTrust presents net interest income - FTE, total revenue - FTE, and net income excluding the RCM divestiture. The Company believes these measures without the impact of the RCM divestiture are more indicative of normalized operations.

PRELIMINARY DATA

Mortgage Line of Business

(Dollars in thousands) (Unaudited)

	Three Months Ended		% Change	Twelve Months Ended		% Change
	December 31 2006	December 31 2005		December 31 2006	December 31 2005
Statement of Income

Net interest income	$149,774	$151,727	(1.3)%	$603,393	$547,671	10.2%
FTE adjustment	—	—	—	—	—	—

Net interest income - FTE	149,774	151,727	(1.3)	603,393	547,671	10.2
Provision for loan losses[1]	3,013	(1,196)	NM	8,748	5,614	55.8

Net interest income after provision for loan losses - FTE	146,761	152,923	(4.0)	594,645	542,057	9.7

Noninterest income before securities gains/(losses)	56,220	60,046	(6.4)	375,057	238,224	57.4
Securities gains/(losses), net	4,367	—	100.0	4,367	1,076	NM

Total noninterest income	60,587	60,046	0.9	379,424	239,300	58.6

Noninterest expense before amortization of intangible assets	149,604	147,383	1.5	594,641	518,653	14.7
Amortization of intangible assets	763	867	(12.0)	3,053	3,467	(11.9)

Total noninterest expense	150,367	148,250	1.4	597,694	522,120	14.5

Income before provision for income taxes	56,981	64,719	(12.0)	376,375	259,237	45.2
Provision for income taxes	16,161	21,440	(24.6)	127,983	87,378	46.5
FTE adjustment	—	—	—	—	—	—

Net income	$40,820	$43,279	(5.7)	$248,392	$171,859	44.5

Total revenue - FTE	$210,361	$211,773	(0.7)	$982,817	$786,971	24.9

Average Balance Sheet

Total loans	$32,330,762	$26,920,582	20.1%	$31,232,994	$24,205,689	29.0%
Goodwill	275,557	248,732	10.8	269,374	247,942	8.6
Other intangible assets excluding MSR’s	5,034	8,137	(38.1)	6,173	9,431	(34.5)
Total assets	44,536,300	38,432,067	15.9	42,014,951	33,031,791	27.2
Total deposits	1,949,280	1,776,076	9.8	1,810,720	1,653,931	9.5

Shareholders’ equity is not allocated at this time[2]

Performance Ratios

Efficiency ratio	71.48%	70.00%		60.81%	66.35%
Impact of excluding cost of intangible assets	(1.39)	(1.33)		(1.03)	(1.42)

Tangible efficiency ratio	70.09%	68.67%		59.78%	64.93%

Other Information
Production Data
Channel mix
Retail	$6,101,389	$5,571,462	9.5%	$23,894,336	$21,948,190	8.9%
Wholesale	5,629,254	4,268,199	31.9	19,455,346	14,024,741	38.7
Correspondent	3,327,698	3,267,244	1.9	12,027,244	11,680,775	3.0

Total production	$15,058,341	$13,106,905	14.9	$55,376,926	$47,653,706	16.2

Channel mix - percent
Retail	41%	42%		43%	46%
Wholesale	37	33		35	29
Correspondent	22	25		22	25

Total production	100%	100%		100%	100%

Purchase and refinance mix
Refinance	$7,023,225	$5,355,002	31.2	$21,185,623	$18,933,552	11.9
Purchase	8,035,116	7,751,903	3.7	34,191,303	28,720,154	19.0

Total production	$15,058,341	$13,106,905	14.9	$55,376,926	$47,653,706	16.2

Purchase and refinance mix - percent
Refinance	47%	41%		38%	40%
Purchase	53	59		62	60

Total production	100%	100%		100%	100%

Applications	$23,049,540	$16,313,387	41.3	$86,958,077	$70,604,085	23.2

Mortgage Servicing Data (End of Period)
Total loans serviced	$129,976,337	$105,560,533	23.1%
Total loans serviced for others	91,543,434	68,852,189	33.0
Net carrying value of MSR’s	810,509	657,472	23.3
Ratio of net carrying value of MSR’s to total loans serviced for others	0.885%	0.955%

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

PRELIMINARY DATA

Wealth and Investment Management Line of Business

(Dollars in thousands) (Unaudited)

	Three Months Ended		% Change	Twelve Months Ended		% Change
	December 31 2006	December 31 2005		December 31 2006	December 31 2005
Statement of Income

Net interest income	$90,750	$95,061	(4.5)%	$367,088	$342,820	7.1%
FTE adjustment	18	16	12.5	71	64	10.9

Net interest income - FTE	90,768	95,077	(4.5)	367,159	342,884	7.1
Provision for loan losses[1]	2,017	5,841	(65.5)	3,696	8,880	(58.4)

Net interest income after provision for loan losses - FTE	88,751	89,236	(0.5)	363,463	334,004	8.8

Noninterest income before securities gains/(losses)	252,933	240,329	5.2	1,098,925	944,178	16.4
Securities gains/(losses), net	(16)	—	(100.0)	(70)	(191)	(63.4)

Total noninterest income	252,917	240,329	5.2	1,098,855	943,987	16.4

Noninterest expense before amortization of intangible assets	257,226	255,159	0.8	1,022,234	962,039	6.3
Amortization of intangible assets	3,662	3,719	(1.5)	14,630	14,709	(0.5)

Total noninterest expense	260,888	258,878	0.8	1,036,864	976,748	6.2

Income before provision for income taxes	80,780	70,687	14.3	425,454	301,243	41.2
Provision for income taxes	29,657	28,169	5.3	158,056	113,976	38.7
FTE adjustment	18	16	12.5	71	64	10.9

Net income	$51,105	$42,502	20.2	$267,327	$187,203	42.8

Total revenue - FTE	$343,685	$335,406	2.5	$1,466,014	$1,286,871	13.9

Measures excluding net gain on sale of Bond Trustee business[3]

Total noninterest income				$1,098,855	$943,987	16.4%
Net gain on sale of Bond Trustee business				(112,759)	—	(100.0)
Total noninterest income excluding net gain on sale of Bond

Trustee business				$986,096	$943,987	4.5

Total revenue - FTE				$1,466,014	$1,286,871	13.9
Net gain on sale of Bond Trustee business				(112,759)	—	(100.0)
Total revenue - FTE excluding net gain on sale of Bond

Trustee business				$1,353,255	$1,286,871	5.2

Net income				$267,327	$187,203	42.8
Net gain on sale of Bond Trustee business, net of tax				(69,911)	—	(100.0)
Net income excluding net gain on sale of Bond

Trustee business				$197,416	$187,203	5.5

Average Balance Sheet
Total loans	$8,200,195	$8,079,679	1.5%	$8,135,370	$7,809,599	4.2%
Goodwill	307,535	303,231	1.4	304,497	302,211	0.8
Other intangible assets excluding MSR’s	120,649	131,600	(8.3)	122,729	134,881	(9.0)
Total assets	9,037,013	8,851,212	2.1	8,936,418	8,565,773	4.3
Total deposits	10,047,149	9,479,993	6.0	9,477,307	9,528,375	(0.5)
Shareholders’ equity is not allocated at this time[2]
Performance Ratios
Efficiency ratio	75.91%	77.18%		70.73%	75.90%
Impact of excluding cost of intangible assets	(2.07)	(2.18)		(1.87)	(2.29)

Tangible efficiency ratio	73.84%	75.00%		68.86%	73.61%

Other Information (End of Period)

Assets under administration
Managed (discretionary) assets	$141,137,117	$135,309,399	4.3
Non-managed assets	57,730,001	45,546,612	26.7

Total assets under administration	198,867,118	180,856,011	10.0

Brokerage assets	38,733,632	33,405,436	16.0
Corporate trust assets	7,819,848	28,280,494	(72.3)

Total assets under advisement	$245,420,598	$242,541,941	1.2

[1]	Provision for loan losses represents net charge-offs for the lines of business.
[2]	Shareholders’ equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders’ equity at the line of business level.
[3]	SunTrust presents total noninterest income, total revenue - FTE, and net income excluding the net gain on sale of the Bond Trustee business. The Company believes total noninterest income, total revenue - FTE, and net income without the sale of the Bond Trustee business is more indicative of normalized operations.

PRELIMINARY DATA

Corporate Other and Treasury

(Dollars in thousands) (Unaudited)

	Three Months Ended			% Change	Twelve Months Ended		% Change
	December 31 2006		December 31 2005		December 31 2006	December 31 2005
Statement of Income

Net interest income	$67,967		$69,609	(2.4)%	$213,121	$390,700	(45.5)%
FTE adjustment	3,977		3,771	5.5	15,389	15,139	1.7

Net interest income - FTE	71,944		73,380	(2.0)	228,510	405,839	(43.7)
Provision for loan losses[1]	(12,840)		(769)	NM	49,273	(16,098)	NM

Net interest income after provision for loan losses - FTE	84,784		74,149	14.3	179,237	421,937	(57.5)

Noninterest income before securities gains/(losses)	312		24,439	(98.7)	45,222	63,298	(28.6)
Securities gains/(losses), net	31,029		(698)	NM	(54,411)	(9,578)	NM

Total noninterest income	31,341		23,741	32.0	(9,189)	53,720	NM

Noninterest expense before amortization of intangible assets	(3,817)		(23,024)	83.4	7,533	56,414	(86.6)
Amortization of intangible assets	219		221	(0.9)	887	893	(0.7)

Total noninterest expense	(3,598)		(22,803)	84.2	8,420	57,307	(85.3)

Income before provision for income taxes	119,723		120,693	(0.8)	161,628	418,350	(61.4)
Provision (benefits) for income taxes	18,724		15,684	19.4	(40,995)	72,014	NM
FTE adjustment	3,977		3,771	5.5	15,389	15,139	1.7

Net income	$97,022		$101,238	(4.2)	$187,234	$331,197	(43.5)

Total revenue - FTE	103,285		97,121	6.3	219,321	459,559	(52.3)

Measures excluding securities gains/(losses), net[3]

Total revenue - FTE	$103,285		$97,121	6.3%	$219,321	$459,559	(52.3)%
Securities (gains)/losses, net	(31,029)		698	NM	54,411	9,578	NM

Total revenue - FTE excluding net securities (gains)/losses	$72,256		$97,819	(26.1)	$273,732	$469,137	(41.7)

Net income	$97,022		$101,238	(4.2)	$187,234	$331,197	(43.5)
Securities (gains)/losses, net of tax	(19,238)		433	NM	33,735	5,938	NM

Net income excluding net securities (gains)/losses	$77,784		$101,671	(23.5)	$220,969	$337,135	(34.5)

Average Balance Sheet

Total loans	$556,801		$228,567	NM %	$446,297	$268,760	66.1%
Securities available for sale	22,971,501		24,739,289	(7.1)	24,253,685	26,165,733	(7.3)
Goodwill	4,771		7,481	(36.2)	6,897	8,731	(21.0)
Other intangible assets excluding MSR’s	5,402		6,290	(14.1)	5,733	6,624	(13.4)
Total assets	31,712,964		33,857,654	(6.3)	32,743,778	35,369,201	(7.4)

Total deposits (mainly brokered and foreign)	26,039,508		21,145,207	23.1	26,475,571	17,287,490	53.1

Other Information

Duration of investment portfolio	3.5%		2.8%

Net interest income interest rate sensitivity:
% Change in net interest income under:
Gradual 100 bp increase in rates over next 12 months	(0.4	) %	(0.1)%
Gradual 100 bp decrease in rates over next 12 months	0.9%		0.7%

[1]	Provision for loan losses represents difference between net charge-offs for the lines of business and consolidated provision for loan losses
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]	SunTrust presents total revenue and net income excluding net realized securities gains/losses. The Company believes total revenue and net income without the securities gains/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven.

PRELIMINARY DATA

Consolidated - Segment Totals

(Dollars in thousands) (Unaudited)

	Three Months Ended		% Change	Twelve Months Ended		% Change
	December 31 2006	December 31 2005		December 31 2006	December 31 2005
Statement of Income

Net interest income	$1,161,289	$1,187,036	(2.2)%	$4,660,465	$4,578,966	1.8%
FTE adjustment	23,877	20,025	19.2	87,966	75,492	16.5

Net interest income - FTE	1,185,166	1,207,061	(1.8)	4,748,431	4,654,458	2.0
Provision for loan losses	75,806	48,126	57.5	222,536	176,886	25.8

Net interest income after provision for loan losses - FTE	1,109,360	1,158,935	(4.3)	4,525,895	4,477,572	1.1

Noninterest income before securities gains/(losses)	847,189	797,323	6.3	3,518,849	3,162,199	11.3
Securities gains/(losses), net	35,377	600	NM	(50,477)	(7,155)	NM

Total noninterest income	882,566	797,923	10.6	3,468,372	3,155,044	9.9

Noninterest expense before amortization of intangible assets	1,209,473	1,178,735	2.6	4,776,634	4,571,765	4.5
Amortization of intangible assets	24,304	28,192	(13.8)	103,226	118,964	(13.2)

Total noninterest expense	1,233,777	1,206,927	2.2	4,879,860	4,690,729	4.0

Income before provision for income taxes	758,149	749,931	1.1	3,114,407	2,941,887	5.9
Provision for income taxes	202,906	211,435	(4.0)	883,958	879,156	0.5
FTE adjustment	23,877	20,025	19.2	87,966	75,492	16.5

Net income	$531,366	$518,471	2.5	$2,142,483	1,987,239	7.8

Total revenue - FTE	$2,067,732	$2,004,984	3.1	$8,216,803	$7,809,502	5.2

Average Balance Sheet

Total loans	$121,363,837	$113,827,555	6.6%	$119,645,163	$108,741,987	10.0%
Goodwill	6,896,499	6,841,094	0.8	6,884,010	6,853,961	0.4
Other intangible assets excluding MSR’s	382,298	484,277	(21.1)	417,304	526,813	(20.8)
Total assets	182,343,274	175,769,140	3.7	180,315,146	168,088,771	7.3
Total deposits	124,677,099	116,267,062	7.2	123,665,494	110,406,586	12.0

Performance Ratios

Efficiency ratio	59.67%	60.20%		59.39%	60.06%
Impact of excluding cost of intangible assets	(1.18)	(1.41)		(1.26)	(1.52)

Tangible efficiency ratio	58.49%	58.79%		58.13%	58.54%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.